Exhibit 99.1

TD AMERITRADE HOLDING CORPORATION

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of TD Ameritrade Holding Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TD Ameritrade Holding Corporation (the Company) as of September 30, 2019 and 2018, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended September 30, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2019, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of September 30, 2019, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated November 15, 2019 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Uncertain Tax Positions

Description of the Matter	The Company has uncertain tax positions as discussed in Note 12 to the consolidated financial statements. Uncertainty in a tax position may arise as tax laws are subject to interpretation. The Company uses significant judgment in (1) determining if the tax position is more likely than not to be sustained upon examination, based on the technical merits of the position and (2) measuring the amount of tax benefit that qualifies for recognition. As of September 30, 2019, the Company had unrecognized tax benefits of $193 million for uncertain tax positions.

Auditing management’s estimate of the amount of tax benefit related to the Company’s uncertain tax positions that qualified for recognition involved especially challenging auditor judgment because management’s estimate required significant judgment in evaluating the technical merits of the positions, including interpretations of applicable tax laws and regulations.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the Company’s accounting process for uncertain tax positions. For example, this included controls over the Company’s assessment of the technical merits of tax positions and management’s process to measure the benefit of those tax positions that qualified for recognition.

We involved our tax professionals to assess the technical merits of the Company’s tax positions. Our audit procedures included, among others, assessing the positions the Company has taken on its tax returns to evaluate the completeness and accuracy of the underlying data, inspecting correspondence with the relevant tax authorities, and evaluating third-party advice obtained and used by the Company in assessing the technical merits of its tax positions. Additionally, we evaluated management’s application of the applicable tax laws and regulations based on relevant case law and tax authority interpretations. For example, we evaluated the appropriateness of the jurisdictions and statutes of limitations used to determine the amount of tax benefit recognized based on where the Company conducts business and the applicable tax laws and regulations, and tested the completeness and accuracy of the data used by the Company, including the mathematical accuracy of the Company’s calculations.

                                                                      /s/ ERNST & YOUNG LLP

We have served as the Company’s auditor since 2005.

New York, New York

November 15, 2019

Management’s Annual Report on Internal Control Over Financial Reporting

Management of TD Ameritrade Holding Corporation and its subsidiaries (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of and effected by the Company’s chief executive officer and chief financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

The Company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2019 based on framework established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on this assessment, management concluded that, as of September 30, 2019, the Company’s internal control over financial reporting is effective.

The Company’s internal control over financial reporting as of September 30, 2019 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their accompanying report which expresses an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2019. That opinion appears on the next page.

Controls and Procedures

Disclosure Controls and Procedures

Management, including the Chief Executive Officer and Chief Financial Officer, performed an evaluation of the effectiveness of the Company’s disclosure controls and procedures as of September 30, 2019. Management, including the Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were effective as of September 30, 2019.

Changes in Internal Control over Financial Reporting

There have been no changes in the Company’s internal control over financial reporting (as that term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of TD Ameritrade Holding Corporation

Opinion on Internal Control Over Financial Reporting

We have audited TD Ameritrade Holding Corporation’s internal control over financial reporting as of September 30, 2019, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, TD Ameritrade Holding Corporation (the Company) maintained, in all material respects, effective internal control over financial reporting as of September 30, 2019, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of September 30, 2019 and 2018, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended September 30, 2019, and the related notes and our report dated November 15, 2019 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ ERNST & YOUNG LLP

New York, New York

November 15, 2019

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

As of September 30, 2019 and 2018

	2019	2018
	(In millions)
ASSETS
Cash and cash equivalents	$2,852	$2,690
Cash and investments segregated and on deposit for regulatory purposes	8,684	3,185
Receivable from brokers, dealers and clearing organizations	2,439	1,374
Receivable from clients, net	20,618	22,616
Receivable from affiliates	112	151
Other receivables, net	305	304
Securities owned, at fair value	532	156
Investments available-for-sale, at fair value	1,668	484
Property and equipment at cost, net	837	792
Goodwill	4,227	4,227
Acquired intangible assets, net	1,204	1,329
Other assets	308	212

Total assets	$43,786	$37,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Payable to brokers, dealers and clearing organizations	$3,308	$2,980
Payable to clients	27,067	22,884
Accounts payable and other liabilities	884	896
Payable to affiliates	5	45
Other borrowings	—	96
Long-term debt	3,594	2,439
Deferred income taxes	228	177

Total liabilities	35,086	29,517

Stockholders’ equity:
Preferred stock, $0.01 par value, 100 million shares authorized; none issued	—	—
Common stock, $0.01 par value, one billion shares authorized; 670 million shares issued; 2019 — 544 million shares outstanding; 2018 —563 million shares outstanding	7	7
Additional paid-in capital	3,452	3,379
Retained earnings	8,580	7,011
Treasury stock, common, at cost: 2019 — 126 million shares; 2018 — 107 million shares	(3,380)	(2,371)
Deferred compensation	—	4
Accumulated other comprehensive income (loss)	41	(27)

Total stockholders’ equity	8,700	8,003

Total liabilities and stockholders’ equity	$43,786	$37,520

See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended September 30, 2019, 2018 and 2017

	2019	2018	2017
	(In millions, except per share amounts)
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$2,002	$1,969	$1,384
Asset-based revenues:
Bank deposit account fees	1,717	1,541	1,107
Net interest revenue	1,533	1,272	690
Investment product fees	586	557	423

Total asset-based revenues	3,836	3,370	2,220
Other revenues	178	113	72

Net revenues	6,016	5,452	3,676

Operating expenses:
Employee compensation and benefits	1,322	1,555	962
Clearing and execution costs	209	189	149
Communications	155	179	131
Occupancy and equipment costs	267	302	181
Depreciation and amortization	148	142	102
Amortization of acquired intangible assets	125	141	79
Professional services	294	303	260
Advertising	298	293	254
Other	197	350	92

Total operating expenses	3,015	3,454	2,210

Operating income	3,001	1,998	1,466
Other expense (income):
Interest on borrowings	144	99	71
Gain on business-related divestiture	(60)	—	—
Loss on sale of investments	—	11	—
Other, net	(12)	1	1

Total other expense (income)	72	111	72

Pre-tax income	2,929	1,887	1,394
Provision for income taxes	721	414	522

Net income	$2,208	$1,473	$872

Earnings per share — basic	$3.98	$2.60	$1.65
Earnings per share — diluted	$3.96	$2.59	$1.64
Weighted average shares outstanding — basic	555	567	529
Weighted average shares outstanding — diluted	557	569	531

See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended September 30, 2019, 2018 and 2017

	2019	2018	2017
	(In millions)
Net income	$2,208	$1,473	$872
Other comprehensive income (loss), before tax:
Investments available-for-sale:
Unrealized gain (loss)	86	(12)	(9)
Reclassification adjustment for realized loss included in net income	—	11	—

Net change in investments available-for-sale	86	(1)	(9)
Cash flow hedging instruments:
Reclassification adjustment for portion of realized loss amortized to net income	4	5	4

Total other comprehensive income (loss), before tax	90	4	(5)
Income tax effect	(22)	(2)	2

Total other comprehensive income (loss), net of tax	68	2	(3)

Comprehensive income	$2,276	$1,475	$869

See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended September 30, 2019, 2018 and 2017

	Total Common Shares Outstanding	Total Stockholders’ Equity	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Deferred Compensation	Accumulated Other Comprehensive Income (Loss)
	(In millions)
Balance, September 30, 2016	526	$5,051	$6	$1,670	$5,518	$(2,121)	$—	$(22)
Net income	—	872	—	—	872	—	—	—
Other comprehensive loss, net of tax	—	(3)	—	—	—	—	—	(3)
Common stock dividends ($0.72 per share)	—	(379)	—	—	(379)	—	—	—
Issuance of common stock	11	400	—	400	—	—	—	—
Acquisition of Scottrade Financial Services, Inc.	28	1,262	1	1,261	—	—	—	—
Repurchases of common stock for income tax withholding on stock-based compensation	(1)	(27)	—	—	—	(27)	—	—
Common stock issued for stock-based compensation, including tax effects	3	34	—	2	—	32	—	—
Deferred compensation	—	1	—	—	—	—	1	—
Stock-based compensation	—	36	—	36	—	—	—	—

Balance, September 30, 2017	567	7,247	7	3,369	6,011	(2,116)	1	(25)
Net income	—	1,473	—	—	1,473	—	—	—
Other comprehensive income, net of tax	—	2	—	—	—	—	—	2
Common stock dividends ($0.84 per share)	—	(477)	—	—	(477)	—	—	—
Repurchases of common stock	(5)	(255)	—	—	—	(255)	—	—
Future treasury stock purchases under accelerated stock repurchase agreement	—	(31)	—	(31)	—	—	—	—
Repurchases of common stock for income tax withholding on stock-based compensation	—	(17)	—	—	—	(17)	—	—
Common stock issued for stock-based compensation, including tax effects	1	—	—	(19)	—	19	—	—
Deferred compensation	—	1	—	—	—	(2)	3	—
Stock-based compensation	—	60	—	60	—	—	—	—
Adoption of Accounting Standards Update 2018-02	—	—	—	—	4	—	—	(4)

Balance, September 30, 2018	563	$8,003	$7	$3,379	$7,011	$(2,371)	$4	$(27)

See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY — (Continued)

	Total Common Shares Outstanding	Total Stockholders’ Equity	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Deferred Compensation	Accumulated Other Comprehensive Income (Loss)
	(In millions)
Balance, September 30, 2018	563	$8,003	$7	$3,379	$7,011	$(2,371)	$4	$(27)
Net income	—	2,208	—	—	2,208	—	—	—
Other comprehensive income, net of tax	—	68	—	—	—	—	—	68
Common stock dividends ($1.20 per share)	—	(667)	—	—	(667)	—	—	—
Repurchases of common stock	(20)	(969)	—	31	—	(1,000)	—	—
Repurchases of common stock for income tax withholding on stock-based compensation	—	(14)	—	—	—	(14)	—	—
Common stock issued for stock-based compensation, including tax effects	1	—	—	(5)	—	5	—	—
Deferred compensation	—	(4)	—	—	—	—	(4)	—
Stock-based compensation	—	47	—	47	—	—	—	—
Adoption of Accounting Standards Update 2014-09 (Note 22)	—	28	—	—	28	—	—	—

Balance, September 30, 2019	544	$8,700	$7	$3,452	$8,580	$(3,380)	$—	$41

See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended September 30, 2019, 2018 and 2017

	2019	2018	2017
	(In millions)
Cash flows from operating activities:
Net income	$2,208	$1,473	$872
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	148	142	102
Amortization of acquired intangible assets	125	141	79
Deferred income taxes	26	(24)	(11)
Gain on business-related divestiture	(60)	—	—
Loss on sale of investments	—	11	—
Stock-based compensation	47	60	36
Provision for doubtful accounts on client and other receivables	13	69	6
Other, net	25	18	12
Changes in operating assets and liabilities:
Investments segregated and on deposit for regulatory purposes	(16)	831	1,521
Receivable from brokers, dealers and clearing organizations	(1,065)	(40)	23
Receivable from clients, net	1,985	(5,536)	(2,079)
Receivable from/payable to affiliates, net	(1)	(79)	(5)
Other receivables, net	(7)	(129)	41
Securities owned, at fair value	(376)	347	(135)
Other assets	(18)	(39)	(5)
Payable to brokers, dealers and clearing organizations	328	476	110
Payable to clients	4,183	(2,223)	(196)
Accounts payable and other liabilities	75	(20)	31

Net cash provided by (used in) operating activities	7,620	(4,522)	402

Cash flows from investing activities:
Purchase of property and equipment	(199)	(229)	(197)
Proceeds from sale of property and equipment	—	12	—
Cash received from business-related divestiture	62	—	—
Cash paid in business acquisition, net of cash and cash equivalents acquired	—	(4)	(1,288)
Restricted cash and restricted cash equivalents acquired in business acquisition	—	—	2,374
Purchase of short-term investments	(1)	(1)	(66)
Proceeds from sale and maturity of short-term investments	1	66	4
Purchase of investments available-for-sale, at fair value	(1,394)	(392)	—
Proceeds from sale of investments available-for-sale, at fair value	299	643	—
Other, net	20	(3)	—

Net cash provided by (used in) investing activities	(1,212)	92	827

See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	2019	2018	2017
	(In millions)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$1,498	$—	$798
Payment of debt issuance costs	(12)	(3)	(8)
Principal payments on long-term debt	(500)	—	(385)
Reimbursement (payment) of prepayment premium on long-term debt	(3)	2	(54)
Proceeds from senior revolving credit facilities	1,800	3,225	—
Principal payments on senior revolving credit facilities	(1,800)	(3,225)	—
Net proceeds from (payments on) securities sold under agreements to repurchase	(96)	(1)	97
Payment of cash dividends	(667)	(477)	(379)
Proceeds from issuance of common stock	—	—	400
Proceeds from exercise of stock options	—	—	23
Purchase of treasury stock	(969)	(255)	—
Purchase of treasury stock for income tax withholding on stock-based compensation	(14)	(17)	(27)
Payment for future treasury stock purchases under accelerated stock repurchase agreement	—	(31)	—

Net cash provided by (used in) financing activities	(763)	(782)	465

Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	5,645	(5,212)	1,694
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	4,548	9,760	8,066

Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year	$10,193	$4,548	$9,760

Supplemental cash flow information:
Interest paid	$154	$118	$59
Income taxes paid	$683	$352	$483
Noncash investing activities:
Issuance of common stock in acquisition	$—	$—	$1,261

See notes to consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended September 30, 2019, 2018 and 2017

1. Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation — The consolidated financial statements include the accounts of TD Ameritrade Holding Corporation (the “Parent”), a Delaware corporation, and its wholly-owned subsidiaries (collectively, the “Company”). Intercompany balances and transactions have been eliminated.

Nature of Operations — The Company provides securities brokerage services, including trade execution, clearing services and margin lending, through its broker-dealer subsidiaries; futures and foreign exchange trade execution services through its futures commission merchant (“FCM”) and forex dealer member (“FDM”) subsidiary; and bundled retirement plan solutions to plan sponsors and their advisors through its state-chartered trust company subsidiary. The Company also provides cash sweep and deposit account products through third-party relationships, including relationships with affiliates. On June 28, 2019, pursuant to an Asset Purchase Agreement, TD Ameritrade Trust Company (“TDATC”), an indirect wholly-owned subsidiary of the Company, sold its retirement plan custody and trust assets. The sale of the retirement plan custody and trust assets resulted in a $60 million gain, which is included in gain on business-related divestiture on the Consolidated Statements of Income.

The Company’s broker-dealer subsidiaries are subject to regulation by the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”) and the various exchanges in which they maintain membership. The Company’s FCM/FDM subsidiary is subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”). Dividends from the Company’s broker-dealer, FCM/FDM and trust company subsidiaries are a source of liquidity for the Parent. Requirements of the SEC, FINRA and CFTC relating to liquidity, net capital standards and the use of client funds and securities may limit funds available for the payment of dividends from the broker-dealer and FCM/FDM subsidiaries to the holding company. State regulatory requirements may limit funds available for the payment of dividends from the trust company subsidiary to the holding company.

Use of Estimates — The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents — The Company considers temporary, highly-liquid investments with an original maturity of three months or less to be cash equivalents.

Cash and Investments Segregated and on Deposit for Regulatory Purposes — Cash and investments segregated and on deposit for regulatory purposes consists primarily of qualified deposits in special reserve bank accounts for the exclusive benefit of clients under Rule 15c3-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and other regulations. Funds can be held in cash, reverse repurchase agreements, U.S. Treasury securities, U.S. government agency mortgage-backed securities and other qualified securities. Reverse repurchase agreements (securities purchased under agreements to resell) are treated as collateralized financing transactions and are carried at amounts at which the securities will subsequently be resold, plus accrued interest. The Company’s reverse repurchase agreements are collateralized by U.S. government debt securities and generally have a maturity of seven days. Cash and investments segregated and on deposit for regulatory purposes also includes amounts that have been segregated or secured for the benefit of futures clients according to the regulations of the CFTC governing futures commission merchants.

Securities Borrowed and Securities Loaned — Securities borrowed and securities loaned transactions are recorded at the amount of cash collateral provided or received. Securities borrowed transactions require the Company to provide the counterparty with collateral in the form of cash. The Company receives collateral in the form of cash for securities loaned transactions. For these transactions, the fees earned or incurred by the Company are recorded as net interest revenue on the Consolidated Statements of Income. The related interest receivable from and the brokerage interest payable to broker-dealers are included in other receivables and in accounts payable and other liabilities, respectively, on the Consolidated Balance Sheets.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Receivable from/Payable to Clients — Receivable from clients primarily consists of margin loans to securities brokerage clients, which are collateralized by client securities, and is carried at the amount receivable, net of an allowance for doubtful accounts that is primarily based on the amount of unsecured margin balances. Payable to clients primarily consists of client cash held in brokerage accounts and is carried at the amount of client cash on deposit. The Company earns interest revenue and pays interest expense on its receivable from client and payable to client balances, respectively. The interest revenue and expense are included in net interest revenue on the Consolidated Statements of Income.

Securities Owned — Securities owned by our broker-dealer subsidiaries are recorded on a trade-date basis and carried at fair value, and the related changes in fair value are generally included in other revenues on the Consolidated Statements of Income.

Investments Available-for-sale — Investments available-for-sale are carried at fair value and unrealized gains and losses, net of deferred income taxes, are reflected as a component of accumulated other comprehensive income (loss) on the Consolidated Balance Sheets. Realized gains and losses on investments available-for-sale are determined on the specific identification method and are reflected on the Consolidated Statements of Income.

Property and Equipment — Property and equipment is recorded at cost, net of accumulated depreciation and amortization, except for land, which is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful service lives of the assets, which range from seven to 40 years for buildings and building components and three to seven years for all other depreciable property and equipment. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the lease.

Software Development — From the date technological feasibility has been established until beta testing is complete, software development costs are capitalized and included in property and equipment. Once the product is fully functional, such costs are amortized in accordance with the Company’s normal accounting policies. Software development costs that do not meet capitalization criteria are expensed as incurred.

Goodwill — The Company has recorded goodwill for purchase business combinations to the extent the purchase price of each completed acquisition exceeded the fair value of the net identifiable assets of the acquired company. The Company tests goodwill for impairment on at least an annual basis and more frequently as events occur or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In performing the impairment tests, the Company utilizes quoted market prices of the Company’s common stock to estimate the fair value of the Company as a whole. The estimated fair value is then allocated to the Company’s reporting unit and is compared with the carrying value of the reporting unit. No impairment charges have resulted from the impairment tests.

Amortization of Acquired Intangible Assets — Acquired intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives, ranging from 11 to 23 years. The acquired intangible asset associated with a trademark license agreement is not subject to amortization because the term of the agreement is considered to be indefinite.

Long-Lived Assets and Acquired Intangible Assets — The Company reviews its long-lived assets and finite-lived acquired intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If based on that review, changes in circumstances indicate that the carrying amount of such assets may not be recoverable, the Company evaluates recoverability by comparing the undiscounted cash flows associated with the asset to the asset’s carrying amount. The Company also evaluates the remaining useful lives of intangible assets to determine if events or trends warrant a revision to the remaining period of amortization. Long-lived assets classified as “held for sale” are reported at the lesser of carrying amount or fair value less cost to sell. As of September 30, 2019 and 2018, the Company had $7 million and $36 million of assets classified as held for sale, respectively, which are included in other assets on the Consolidated Balance Sheets.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company tests its indefinite-lived acquired intangible asset for impairment on at least an annual basis and more frequently as events occur or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. To determine if the indefinite-lived intangible asset is impaired, the Company first assesses certain qualitative factors. Based on this assessment, if it is determined that more likely than not the fair value of the indefinite-lived intangible asset is less than its carrying amount, the Company performs a quantitative impairment test. No impairment charges have resulted from the impairment tests.

Securities Sold Under Agreements to Repurchase — Transactions involving sales of securities under agreements to repurchase (repurchase agreements) are treated as collateralized financing transactions. Under repurchase agreements, the Company receives cash from counterparties and provides U.S. Treasury securities as collateral. These agreements are carried at amounts at which the securities will subsequently be repurchased, plus accrued interest, and the interest expense incurred by the Company is recorded as interest on borrowings on the Consolidated Statements of Income. See “General Contingencies” in Note 16, Commitments and Contingencies, for a discussion of the potential risks associated with repurchase agreements and how the Company mitigates those risks.

Income Taxes — The Company files a consolidated U.S. income tax return with its subsidiaries on a calendar year basis, combined returns for state tax purposes where required and certain of its subsidiaries file separate state income tax returns where required. Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized. Uncertain tax positions are recognized if they are more likely than not to be sustained upon examination, based on the technical merits of the position. The amount of tax benefit recognized is the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The Company recognizes interest and penalties, if any, related to income tax matters as part of the provision for income taxes on the Consolidated Statements of Income.

Capital Stock — The authorized capital stock of the Company consists of a single class of common stock and one or more series of preferred stock as may be authorized for issuance by the Company’s board of directors. Voting, dividend, conversion and liquidation rights of the preferred stock would be established by the board of directors upon issuance of such preferred stock.

Stock-Based Compensation — The Company measures and recognizes compensation expense based on estimated grant date fair values for all stock-based payment arrangements. Stock-based compensation expense is based on awards expected to vest and therefore is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant based on the Company’s historical forfeiture experience and revised in subsequent periods if actual forfeitures differ from those estimates.

Deferred Compensation — During fiscal year 2018, the Company’s common stock held in a rabbi trust pursuant to a Company deferred compensation plan was recorded at the fair value of the stock at the time it was transferred to the rabbi trust and was classified as treasury stock. The corresponding deferred compensation liability was recorded as a component of stockholders’ equity on the Consolidated Balance Sheet.

During the fourth quarter of fiscal year 2019, the Company amended the deferred compensation plan to allow participants to diversify their investments within the plan; as such, the corresponding deferred compensation obligation is recorded in accounts payable and other liabilities on the Consolidated Balance Sheet. To reflect changes in the fair value of the amount owed to the participants, the deferred compensation obligation is adjusted with a corresponding charge (or credit) to employee compensation and benefits expense on the Consolidated Statement of Income.

Transaction-based Revenues — Client trades are recorded on a settlement-date basis with such trades generally settling within one to two business days after the trade date. Revenues and expenses related to client trades, including order routing revenue and revenues from markups on riskless principal trades in fixed-income securities, are recorded on a trade-date basis. Revenues related to client trades are recorded net of promotional allowances. Securities owned by clients, including those that collateralize margin or similar transactions, are not reflected in the accompanying consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Bank Deposit Account Fees — Revenues generated from a sweep program that is offered to eligible clients of the Company whereby clients’ uninvested cash is swept to FDIC-insured (up to specified limits) money market accounts at affiliated and non-affiliated third-party financial institutions participating in the program. Bank deposit account fees includes revenues from the Insured Deposit Account (“IDA”) agreement with TD Bank USA, N.A. (“TD Bank USA”), TD Bank, N.A. and The Toronto-Dominion Bank (“TD”). The IDA agreement is described further in Note 23, Related Party Transactions.

Net Interest Revenue — Net interest revenue primarily consists of income generated by interest charged to clients on margin balances, net interest revenue from securities borrowed and securities loaned transactions and interest earned on client cash, net of interest paid to clients on their credit balances.

Investment Product Fees — Investment product fee revenue consists of revenues earned on client assets invested in money market mutual funds, other mutual funds and certain investment programs. Investment product fees also includes fees earned on client assets managed by independent registered investment advisors utilizing the Company’s trading and investing platforms.

Advertising — The Company expenses advertising costs the first time the advertising takes place. Client cash offers are also characterized as advertising expense, rather than as a reduction of revenue, because there is generally little or no cumulative revenue associated with an individual client earning a cash offer at the time the consideration is recognized in the Consolidated Statement of Income.

Derivatives and Hedging Activities — The Company occasionally utilizes derivative instruments to manage risks, which may include market price, interest rate and foreign currency risks. The Company does not use derivative instruments for speculative or trading purposes. Derivatives are recorded on the Consolidated Balance Sheets as assets or liabilities at fair value. Derivative instruments properly designated to hedge exposure to changes in the fair value of assets or liabilities are accounted for as fair value hedges. Derivative instruments properly designated to hedge exposure to the variability of expected future cash flows or other forecasted transactions are accounted for as cash flow hedges. The Company formally documents the risk management objective and strategy for each hedge transaction. Derivative instruments that do not qualify for hedge accounting are carried at fair value on the Consolidated Balance Sheets with unrealized gains and losses recorded currently on the Consolidated Statements of Income. Cash flows from derivative instruments accounted for as fair value hedges or cash flow hedges are classified in the same category on the Consolidated Statements of Cash Flows as the cash flows from the items being hedged. For additional information on the Company’s fair value and cash flow hedging instruments, see Note 11, Long-term Debt and Other Borrowings.

Earnings Per Share — Basic earnings per share (“EPS”) is computed by dividing net income by the weighted average common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, except when such assumed exercise or conversion would have an antidilutive effect on EPS. The difference between the numerator and denominator used in the Company’s computation of basic and diluted earnings per share consists of common stock equivalent shares related to stock-based compensation. There were no material antidilutive awards for fiscal years 2019, 2018 and 2017.

Recently Adopted Accounting Pronouncements

ASU 2019-07 – In July 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-07, Codification Updates to SEC Sections—Amendments to SEC Paragraphs Pursuant to SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization, and Miscellaneous Updates. The purpose of this ASU is to align guidance in various SEC sections of the FASB Accounting Standards Codification (“ASC”) with the requirements of certain already effective SEC final rules. The ASU was effective during the Company’s fourth quarter of fiscal year 2019. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ASU 2017-12 – In September 2019, the Company early adopted ASU 2017-12, Targeted Improvements to Accounting for Hedging Activities, and standards which were issued subsequently to ASU 2017-12, for the purpose of providing codification improvements. These standards amend the guidance in ASC Topic 815, Derivatives and Hedging. The objectives of these ASUs are to improve the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements through changes to both the designation and measurement guidance for qualifying hedging relationships and to the presentation of hedge results. In addition, the amendments in these ASUs make certain targeted improvements that are intended to simplify the application of the hedge accounting guidance in current GAAP. All transition requirements and elections under these ASUs were applied to hedging relationships existing on the date of adoption. The adoption of these standards did not have a material impact on the Company’s consolidated financial statements.

ASU 2016-18 – On October 1, 2018, the Company adopted ASU 2016-18, Restricted Cash, using a retrospective transition method to each period presented. This ASU amends the guidance in ASC Topic 230, Statement of Cash Flows, and is intended to reduce the diversity in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments within this ASU require that the reconciliation of the beginning-of-period and end-of-period cash and cash equivalents amounts shown on the statement of cash flows include restricted cash and restricted cash equivalents. If restricted cash and restricted cash equivalents are presented separately from cash and cash equivalents on the balance sheet, an entity is required to reconcile the amounts presented on the statement of cash flows to the amounts on the balance sheet. An entity is also required to disclose information regarding the nature of the restrictions. Under the retrospective transition method, the Company recorded a decrease of $6.4 billion and $0.3 billion in cash flows from operating activities for the fiscal years ended September 30, 2018 and 2017, respectively, and an increase of $2.4 billion in cash flows from investing activities for the fiscal year ended September 30, 2017, to reflect the reclassification of changes in restricted cash and restricted cash equivalents amounts from the operating and investing sections to the beginning-of-period and end-of-period cash, cash equivalents, restricted cash and restricted cash equivalents amounts within the Consolidated Statements of Cash Flows. See Note 3 for additional information regarding restricted cash and restricted cash equivalents.

ASU 2016-16 – On October 1, 2018, the Company adopted ASU 2016-16, Intra-Entity Transfers of Assets Other Than Inventory. This ASU amends the guidance in ASC Topic 740, Income Taxes. The amendments in this ASU are intended to improve the accounting for the income tax consequences of intra-entity transfers of assets other than inventory by requiring an entity to recognize the income tax consequences when a transfer occurs, instead of when the asset is sold to a third party. The adoption of ASU 2016-16 did not have an impact on the Company’s consolidated financial statements.

ASU 2014-09 – On October 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers, using a modified retrospective approach, which requires the standard be applied only to the most current period presented, with the cumulative effect of initially applying the standard recognized at the date of initial application. The new revenue recognition standard is intended to clarify the principles of recognizing revenue from contracts with customers and to improve financial reporting by creating common revenue recognition guidance for U.S. GAAP and International Financial Reporting Standards. This ASU supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance. Entities are required to apply the following steps when recognizing revenue under ASU 2014-09: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This ASU also requires additional disclosures related to the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts.

The adoption of this standard did not have a material impact on the Company’s financial condition, results of operations or cash flows, as the satisfaction of performance obligations under the new guidance is materially consistent with the Company’s previous revenue recognition policies. However, the adoption of this standard did impact the Company by: (1) requiring the capitalization of sales commissions paid to employees for obtaining new contracts with clients and (2) accounting for revenues from certain contracts on a gross basis when the Company is acting as a principal, as compared to the prior guidance, which allowed for these contracts to be accounted for

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

on a net basis. For additional information on the Company’s adoption of the amended guidance, see Note 22, Revenue Recognition. The new guidance does not apply to revenue associated with financial instruments, such as interest revenue, which is accounted for under other GAAP. Accordingly, net interest revenue was not impacted.

Recently Issued Accounting Pronouncements

ASU 2018-13 – In August 2018, the FASB issued ASU 2018-13, Disclosure Framework–Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this standard will remove, modify and add certain disclosures under ASC Topic 820, Fair Value Measurement, with the objective of improving disclosure effectiveness. ASU 2018-13 will be effective for the Company’s fiscal year beginning October 1, 2020, with early adoption permitted. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. Since this update is intended to modify disclosures, the adoption of ASU 2018-13 is not expected to have a material impact on the Company’s consolidated financial statements.

ASU 2017-04 – In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment, which is intended to simplify the test for goodwill impairment by eliminating Step 2 from the goodwill impairment test, which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Under the amendments in this ASU, an entity should perform its annual goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. When measuring the goodwill impairment loss, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered, if applicable. An entity will still have the option to perform the qualitative assessment for a reporting unit to determine if the quantitative test is necessary. ASU 2017-04 should be applied prospectively and will be effective for the Company’s fiscal year beginning October 1, 2020, with early adoption permitted. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

ASU 2016-13 – In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about an entity’s expected credit losses on financial instruments and other commitments to extend credit at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to develop credit loss estimates. Subsequent to issuing ASU 2016-13, the FASB has issued additional standards for the purpose of clarifying certain aspects of ASU 2016-13, as well as providing codification improvements and targeted transition relief under the standard. The subsequently issued ASUs have the same effective date and transition requirements as ASU 2016-13. ASU 2016-13 will be effective for the Company’s fiscal year beginning October 1, 2020, using a modified retrospective approach. Early adoption is permitted. The Company is currently assessing the impact this ASU will have on its consolidated financial statements.

ASU 2016-02 – In February 2016, the FASB issued ASU 2016-02, Leases. This ASU supersedes the guidance in ASC Topic 840, Leases. Under ASU 2016-02, for lease arrangements exceeding a 12-month term, a lessee is required to recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 retains a distinction between finance and operating leases; however, the principal difference between the previous guidance and the new guidance is that lease assets and liabilities arising from operating leases are recognized on the balance sheet under the new guidance. On October 1, 2019, the Company adopted the new lease accounting guidance by applying the standard at the adoption date, recognizing a cumulative-effect adjustment to the opening balance of retained earnings. As a result, restated financial information and the additional disclosures required under the new standard will not be provided for the comparative periods presented. The Company elected a package of practical expedients available under the new guidance, which allows an entity to not reassess prior conclusions related to existing contracts containing leases, lease classification and initial direct costs. Upon the adoption of the lease standard, the Company recognized a right-of-use asset and a lease liability on the Consolidated Balance Sheet related to non-cancelable

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operating leases for certain facilities, including corporate offices, retail branches and data centers. At the date of adoption, the Company recognized a cumulative-effect adjustment to the opening balance of retained earnings of $1 million and the initial recognition and measurement of the right-of-use asset and lease liability was $347 million and $379 million, respectively, which were based on the present value of the Company’s remaining operating lease payments. The present value was calculated utilizing secured incremental borrowing rates as of October 1, 2019. The secured incremental borrowing rates were based on the terms of the leases and the interest rate environment at the date of adoption. The adoption of this standard did not have a material impact on the Company’s results of operations or cash flows.

2. Business Acquisition

On September 18, 2017, the Company completed its acquisition of Scottrade Financial Services, Inc. (“Scottrade”), pursuant to an Agreement and Plan of Merger (the “Acquisition”), among the Company, Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (the “Riney Stockholder”), and Alto Acquisition Corp., a wholly-owned subsidiary of the Company. Immediately prior to the closing of the Acquisition, pursuant to the terms and conditions set forth in a separate Agreement and Plan of Merger, TD Bank, N.A., a wholly-owned subsidiary of The Toronto-Dominion Bank (“TD”), acquired Scottrade Bank, which was a wholly-owned subsidiary of Scottrade, from Scottrade (the “Bank Merger”) for approximately $1.37 billion in cash (the “Bank Merger Consideration”). Immediately prior to the closing of the Acquisition, the Company also issued 11,074,197 shares of the Company’s common stock to TD at a price of $36.12 per share, or approximately $400 million, pursuant to a subscription agreement dated October 24, 2016 between the Company and TD. Immediately following the Bank Merger, the Acquisition was completed. The aggregate consideration paid by the Company for all of the outstanding capital stock of Scottrade consisted of 27,685,493 shares of the Company’s common stock and $3.07 billion in cash (the “Cash Consideration”). The Cash Consideration was funded with the Bank Merger Consideration paid by TD Bank, N.A. to Scottrade, the proceeds received from the Company’s issuance of the 3.300% Senior Notes on April 27, 2017, cash on hand and cash proceeds from the sale of the Company’s common stock to TD, as described above.

The results of operations for Scottrade are included in the Company’s consolidated financial statements from the date of Acquisition. The following unaudited pro forma financial information sets forth the results of operations of the Company as if the Acquisition had occurred on October 1, 2015, the beginning of the comparable fiscal year prior to the year of Acquisition. The unaudited pro forma results include certain adjustments for acquisition-related costs, depreciation, amortization of intangible assets, interest expense on acquisition financing, and related income tax effects, and do not reflect potential revenue enhancements, cost savings or operating synergies that the Company expects to realize after the Acquisition. The unaudited pro forma financial information is based on currently available information, is presented for informational purposes only, and is not indicative of future operations or results had the Acquisition been completed as of October 1, 2015 or any other date.

The following table summarizes the unaudited pro forma financial information for the fiscal year indicated (dollars in millions):

2017
(unaudited)
Pro forma net revenues	$4,586
Pro forma net income	$921
Pro forma basic earnings per share	$1.62
Pro forma diluted earnings per share	$1.62

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3. Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents

The Company’s cash and cash equivalents is summarized in the following table (dollars in millions):

	September 30,
	2019	2018
Broker-dealer subsidiaries	$2,260	$2,094
Corporate	366	342
Trust company subsidiary	124	124
Futures commission merchant and forex dealer member subsidiary	94	89
Investment advisory subsidiaries	8	41

Total	$2,852	$2,690

Capital requirements may limit the amount of cash available for dividend from the broker-dealer, trust company and FCM/FDM subsidiaries to the Parent.

The following table provides a reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents reported within the Consolidated Balance Sheets to the total of the same amounts shown in the Consolidated Statements of Cash Flows (dollars in millions):

	September 30,
	2019	2018
Cash and cash equivalents	$2,852	$2,690
Restricted cash and restricted cash equivalents included in cash and investments segregated and on deposit for regulatory purposes	7,341	1,858

Total cash, cash equivalents, restricted cash and restricted cash equivalents shown in the Consolidated Statements of Cash Flows	$10,193	$4,548

Amounts included in restricted cash and restricted cash equivalents consist primarily of qualified deposits in special reserve bank accounts for the exclusive benefit of clients under Rule 15c3-3 of the Exchange Act and other regulations. Restricted cash equivalents consists of highly-liquid investments with an original maturity of three months or less.

4. Cash and Investments Segregated and on Deposit for Regulatory Purposes

Cash and investments segregated and on deposit for regulatory purposes consists of the following (dollars in millions):

	September 30,
	2019	2018
U.S. government debt securities	$4,369	$200
Cash in demand deposit accounts	2,304	956
U.S. government agency mortgage-backed securities	1,318	1,302
Reverse repurchase agreements (collateralized by U.S. government debt securities)	500	500
Cash on deposit with futures commission merchants	168	202
U.S. government debt securities on deposit with futures commission merchant	25	25

Total	$8,684	$3,185

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5. Investments Available-for-Sale

The following tables present the amortized cost and fair value of available-for-sale securities (dollars in millions):

September 30, 2019	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities:
U.S. Treasury securities	$1,591	$77	$—	$1,668

September 30, 2018	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities:
U.S. Treasury securities	$493	$—	$(9)	$484

As of September 30, 2018, the Company had pledged $98 million of available-for-sale securities as collateral for repurchase agreements.

The following table presents the contractual maturities of available-for-sale securities as of September 30, 2019 (dollars in millions):

	Amortized Cost	Fair Value
Available-for-sale U.S. Treasury securities:
Due within one to five years	$581	$615
Due within five to ten years	619	639
Due after ten years	391	414

Total available-for-sale U.S. Treasury securities	$1,591	$1,668

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6. Receivable from and Payable to Brokers, Dealers and Clearing Organizations

Amounts receivable from and payable to brokers, dealers and clearing organizations consist of the following (dollars in millions):

	September 30,
	2019	2018
Receivable:
Deposits paid for securities borrowed	$1,864	$803
Clearing organizations	545	545
Broker-dealers	16	14
Securities failed to deliver	14	12

Total	$2,439	$1,374

Payable:
Deposits received for securities loaned	$3,189	$2,914
Clearing organizations	89	29
Securities failed to receive	29	34
Broker-dealers	1	3

Total	$3,308	$2,980

7. Allowance for Doubtful Accounts on Receivables

The following table summarizes activity in the Company’s allowance for doubtful accounts on client and other receivables for the fiscal years indicated (dollars in millions):

	2019	2018	2017
Beginning balance	$54	$11	$9
Provision for doubtful accounts, net	4	56	2
Acquired in business acquisition	—	—	2
Write-off of doubtful accounts	(19)	(13)	(2)

Ending balance	$39	$54	$11

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8. Property and Equipment

Property and equipment consists of the following (dollars in millions):

	September 30,
	2019	2018
Buildings and building components	$478	$462
Computer equipment	313	326
Software	253	178
Leasehold improvements	182	176
Land	59	61
Other property and equipment	100	92

	1,385	1,295
Less: Accumulated depreciation and amortization	(548)	(503)

Property and equipment at cost, net	$837	$792

9. Goodwill and Acquired Intangible Assets

The Company has recorded goodwill for business acquisitions to the extent the purchase price of each completed acquisition exceeded the fair value of the net identifiable tangible and intangible assets of each acquired company. The following table summarizes changes in the carrying amount of goodwill (dollars in millions):

Balance as of September 30, 2017	$4,213
Purchase accounting adjustments(1)	14

Balance as of September 30, 2018	4,227
Changes during period	—

Balance as of September 30, 2019	$4,227

(1)	The purchasing accounting adjustments are primarily attributable to post-closing adjustments related to the Bank Merger Consideration, property acquired and liabilities assumed in the acquisition of Scottrade. The purchase price allocation was finalized during September 2018, one-year from the anniversary of the Acquisition.

Acquired intangible assets consist of the following (dollars in millions):

	September 30,
	2019			2018
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Client relationships	$2,069	$(1,011)	$1,058	$2,183	$(1,003)	$1,180
Technology and content	9	(9)	—	108	(108)	—
Trade names	10	(10)	—	10	(7)	3
Trademark license	146	—	146	146	—	146

	$2,234	$(1,030)	$1,204	$2,447	$(1,118)	$1,329

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization expense on acquired intangible assets was $125 million, $141 million and $79 million for fiscal years 2019, 2018 and 2017, respectively. Estimated future amortization expense for acquired finite-lived intangible assets outstanding as of September 30, 2019 is as follows (dollars in millions):

Fiscal Year	Estimated Amortization Expense
2020	$115
2021	105
2022	105
2023	77
2024	65
Thereafter (to 2035)	591

Total	$1,058

10. Exit Liabilities

As of September 18, 2017, the date of Acquisition, the Company began to incur costs in connection with actions taken to attain synergies from combining the operations of the Company and Scottrade. These costs, collectively referred to as “acquisition-related exit costs,” include severance and other costs associated with consolidating facilities and administrative functions. As of September 30, 2018, substantially all of the acquisition-related exit costs had been incurred.

The following table summarizes activity in the Company’s exit liabilities for the fiscal years ended September 30, 2019 and 2018, which are included in accounts payable and other liabilities on the Consolidated Balance Sheets (dollars in millions):

	Severance Pay and Other Employment Benefits		Contract Termination and Other Costs		Total
Balance, September 30, 2017	$138		$—		$138
Exit liabilities assumed - post closing adjustments	—		9		9
Costs incurred and charged to expense	235	(1)	213	(2)	448
Costs paid or otherwise settled	(352)		(174)		(526)

Balance, September 30, 2018	21		48		69
Adjustments	(1	) (1)	(2	) (2)	(3)
Costs paid or otherwise settled	(20)		(45)		(65)

Balance, September 30, 2019	$—		$1		$1

(1)	Costs incurred and adjustments made for severance pay and other employment benefits are included in employee compensation and benefits on the Consolidated Statements of Income.
(2)	Costs incurred and adjustments made for contract termination and other costs are primarily included in other operating expense and professional services on the Consolidated Statements of Income.

There were no material exit costs incurred which were not associated with the Scottrade acquisition during fiscal years 2019, 2018 and 2017.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the cumulative amount of acquisition related exit costs incurred by the Company related to the Scottrade acquisition as of September 30, 2019 (dollars in millions):

	Severance Pay and Other Employment Benefits	Contract Termination and Other Costs	Total
Exit liabilities assumed in business acquisition	$100	$9	$109
Employee compensation and benefits	267	—	267
Clearing and execution costs	—	1	1
Communications	—	1	1
Occupancy and equipment costs	—	7	7
Professional services	—	30	30
Other operating expense	—	171	171
Other non-operating expense	—	2	2

Total	$367	$221	$588

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11. Long-term Debt and Other Borrowings

Long-term debt and other borrowings consist of the following (dollars in millions):

September 30, 2019	Face Value	Unamortized Discounts and Debt Issuance Costs	Fair Value Adjustment(1)	Net Carrying Value
Senior Notes:
Variable-rate Notes due 2021	$600	$(2)	$—	$598
2.950% Notes due 2022	750	(3)	6	753
3.750% Notes due 2024	400	(3)	—	397
3.625% Notes due 2025	500	(3)	25	522
3.300% Notes due 2027	800	(8)	40	832
2.750% Notes due 2029	500	(5)	(3)	492

Total long-term debt	$3,550	$(24)	$68	$3,594

September 30, 2018	Face Value	Unamortized Discounts and Debt Issuance Costs	Fair Value Adjustment(1)	Net Carrying Value
Other borrowings:
Securities sold under agreements to repurchase	$96	$—	$—	$96
Long-term debt:
Senior Notes:
5.600% Notes due 2019	500	(1)	2	501
2.950% Notes due 2022	750	(4)	(27)	719
3.625% Notes due 2025	500	(3)	(17)	480
3.300% Notes due 2027	800	(9)	(52)	739

Subtotal - Long-term debt	2,550	(17)	(94)	2,439

Total long-term debt and other borrowings	$2,646	$(17)	$(94)	$2,535

(1)	Fair value adjustments relate to changes in the fair value of the debt while in a fair value hedging relationship. See “Fair Value Hedging” below.

Fiscal year maturities on long-term debt outstanding at September 30, 2019 are as follows (dollars in millions):

2020	$—
2021	—
2022	1,350
2023	—
2024	400
Thereafter	1,800

Total	$3,550

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Senior Notes — As of September 30, 2019 and 2018, the Company had $3.55 billion and $2.55 billion aggregate principal amount of unsecured Senior Notes (together, the “Senior Notes”), respectively. The Company’s Senior Notes were each sold through a public offering. The fixed rate and variable rate Senior Notes pay interest semi-annually and quarterly, respectively, in arrears. Key information about the Senior Notes outstanding as of September 30, 2019 is summarized in the following table (dollars in millions):

Description	Date Issued	Maturity Date	Aggregate Principal	Interest Rate
2021 Notes	October 30, 2018	November 1, 2021	$600	Variable
2022 Notes	March 4, 2015	April 1, 2022	$750	2.950%
2024 Notes	October 30, 2018	April 1, 2024	$400	3.750%
2025 Notes	October 17, 2014	April 1, 2025	$500	3.625%
2027 Notes	April 27, 2017	April 1, 2027	$800	3.300%
2029 Notes	August 13, 2019	October 1, 2029	$500	2.750%

During September of fiscal year 2019, the Company used the net proceeds from the issuance of the 2029 Notes, together with cash on hand, to repay the $500 million aggregate outstanding principal amount and a prepayment premium under its 2019 Notes, which were scheduled to mature on December 1, 2019. The Company is using the net proceeds from the issuance of the 2021 Notes and 2024 Notes for general corporate purposes and to augment liquidity. The Company used the proceeds from the issuance of the 2027 Notes during fiscal year 2017 to finance a portion of the cash consideration paid by the Company in its acquisition of Scottrade.

Under the terms of the Senior Notes, the Company may redeem the notes prior to maturity, in whole or in part, at any time prior to specified dates, at redemption prices equal to the greater of (1) 100% of the principal amount of the notes being redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the date of redemption on a semi-annual basis at the comparable U.S. Treasury rate, plus set basis points and in each case, accrued and unpaid interest to the date of redemption. The Company may redeem the Senior Notes, in whole or in part, at any time on or after the specified dates, at a redemption price equal to 100% of the principal amount of the notes being redeemed and in each case, accrued and unpaid interest to the date of redemption. The Senior Notes are not required to be guaranteed by any of the Company’s subsidiaries.

Lines of Credit — TD Ameritrade Clearing, Inc. (“TDAC”), a clearing broker-dealer subsidiary of the Company, utilizes secured uncommitted lines of credit for short-term liquidity. Under these secured uncommitted lines, TDAC borrows on either a demand or short-term basis from two unaffiliated banks and pledges client margin securities as collateral. Advances under the secured uncommitted lines are dependent on TDAC having acceptable collateral as determined by each secured uncommitted credit agreement. At September 30, 2019, the terms of the secured uncommitted credit agreements do not specify borrowing limits. The availability of TDAC’s secured uncommitted lines is subject to approval by the individual banks each time an advance is requested and may be denied. There were no borrowings outstanding under the secured uncommitted lines of credit as of September 30, 2019 and 2018.

Securities Sold Under Agreements to Repurchase (repurchase agreements) — Under repurchase agreements, the Company receives cash from the counterparty and provides U.S. government debt securities as collateral. The Company’s repurchase agreements generally mature between 30 and 90 days following the transaction date and are accounted for as secured borrowings. There were no borrowings outstanding under repurchase agreements as of September 30, 2019. The remaining contractual maturities of the repurchase agreements with outstanding balances as of September 30, 2018 were less than 30 days. The weighted average interest rate on the balances outstanding as of September 30, 2018 was 2.35%. See “General Contingencies” in Note 16 for a discussion of the potential risks associated with repurchase agreements and how the Company mitigates those risks.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value Hedging — The Company is exposed to changes in the fair value of its fixed-rate Senior Notes resulting from interest rate fluctuations. To hedge a vast majority of this exposure, the Company has entered into fixed-for-variable interest rate swaps on each of the 2022 Notes, 2025 Notes, 2027 Notes and 2029 Notes (together, the “Hedged Senior Notes”). Each fixed-for-variable interest rate swap has a notional amount and a maturity date matching the aggregate principal amount and maturity date, respectively, for each of the respective Hedged Senior Notes. During September 2019, the Company paid in full the outstanding principal under the 2019 Notes and the interest rate swap on the 2019 Notes was terminated.

The interest rate swaps effectively change the fixed-rate interest on the Hedged Senior Notes to variable-rate interest. Under the terms of the interest rate swap agreements, the Company receives semi-annual fixed-rate interest payments based on the same rates applicable to the Hedged Senior Notes, and makes quarterly variable-rate interest payments based on three-month LIBOR plus (1) 0.9486% for the swap on the 2022 Notes, (2) 1.1022% for the swap on the 2025 Notes, (3) 1.0340% for the swap on the 2027 Notes and (4) 1.2000% for the swap on the 2029 Notes. As of September 30, 2019, the weighted average effective interest rate on the aggregate principal balance of the Senior Notes was 3.27%.

The interest rate swaps are accounted for as fair value hedges and qualify for the shortcut method of accounting. Changes in the payment of interest resulting from the interest rate swaps are recorded in interest on borrowings on the Consolidated Statements of Income. Changes in fair value of the interest rate swaps are completely offset by changes in fair value of the related notes, resulting in no effect on net income. The following table summarizes gains and losses resulting from changes in the fair value of interest rate swaps designated as fair value hedges and the hedged fixed-rate debt for the fiscal years indicated (dollars in millions):

	2019	2018	2017
Gain (loss) on fair value of interest rate swaps	$162	$(117)	$(56)
Gain (loss) on fair value of hedged fixed-rate debt	(162)	117	56

Net gain (loss) recorded in interest on borrowings	$—	$—	$—

Cash Flow Hedging – On January 17, 2014, the Company entered into forward-starting interest rate swap contracts with an aggregate notional amount of $500 million, to hedge against changes in the benchmark interest rate component of future interest payments resulting from an anticipated debt refinancing. The Company designated the contracts as a cash flow hedge of the future interest payments. Under cash flow hedge accounting, the swap contracts are carried at fair value until settlement and to the extent they are an effective hedge, any unrealized gains or losses are recorded in other comprehensive income (loss). Any ineffective portion of the unrealized gains or losses is immediately recorded into earnings. Upon settlement, any realized gain or loss that has been recorded in other comprehensive income (loss) is amortized into earnings over the term of the newly-issued fixed-rate debt.

On October 17, 2014, the Company sold $500 million of 2025 Notes as described under “Senior Notes” above, and paid approximately $45 million to settle the forward-starting interest rate swap contracts. As of September 30, 2019, the Company expects to amortize $4 million of pre-tax losses, that were reported in accumulated other comprehensive loss, into interest on borrowings on the Consolidated Statements of Income within the next 12 months.

Balance Sheet Impact of Hedging Instruments — The following table summarizes the classification and the fair value of outstanding derivatives designated as hedging instruments on the Consolidated Balance Sheets (dollars in millions):

	September 30,
	2019	2018
Pay-variable interest rate swaps designated as fair value hedges:
Other assets	$71	$2
Accounts payable and other liabilities	$(3)	$(96)

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The interest rate swaps are subject to counterparty credit risk. Credit risk is managed by limiting activity to approved counterparties that meet a minimum credit rating threshold, by entering into credit support agreements, or by utilizing approved central clearing counterparties registered with the CFTC. The interest rate swaps require daily collateral coverage, in the form of cash or U.S. Treasury securities, for the aggregate fair value of the interest rate swaps (including accrued interest). As of September 30, 2019 and 2018, the pay-variable interest rate swap counterparties had pledged $86 million and $10 million of collateral, respectively, to the Company in the form of cash. A liability for collateral pledged to the Company in the form of cash is recorded in accounts payable and other liabilities on the Consolidated Balance Sheets. As of September 30, 2019 and 2018, the Company had pledged $3 million and $82 million of collateral, respectively, to the pay-variable interest rate swap counterparties in the form of cash. An asset for collateral pledged to the swap counterparties in the form of cash is recorded in other receivables on the Consolidated Balance Sheets.

TD Ameritrade Holding Corporation Senior Revolving Credit Facility — On April 21, 2017, the Parent entered into a credit agreement consisting of a senior unsecured committed revolving credit facility in the aggregate principal amount of $300 million (the “Parent Revolving Facility”). The maturity date of the Parent Revolving Facility is April 21, 2022. The obligations under the Parent Revolving Facility are not guaranteed by any subsidiary of Parent.

The applicable interest rate under the Parent Revolving Facility is calculated as a per annum rate equal to, at the option of the Parent, (1) LIBOR plus an interest rate margin (“Parent Eurodollar loans”) or (2) (i) the highest of (x) the prime rate, (y) the federal funds effective rate (or, if the federal funds effective rate is unavailable, the overnight bank funding rate) plus 0.50% or (z) the eurodollar rate assuming a one-month interest period plus 1.00%, plus (ii) an interest rate margin (“ABR loans”). The interest rate margin ranges from 0.875% to 1.50% for Parent Eurodollar loans and from 0% to 0.50% for ABR loans, determined by reference to the Company’s public debt ratings. The Parent is obligated to pay a commitment fee ranging from 0.08% to 0.20% on any unused amount of the Parent Revolving Facility, determined by reference to the Company’s public debt ratings. There were no borrowings outstanding under the Parent Revolving Facility as of September 30, 2019 and 2018. As of September 30, 2019, the interest rate margin would have been 1.125% for Parent Eurodollar loans and 0.125% for ABR loans, and the commitment fee was 0.125%, each determined by reference to the Company’s public debt ratings.

The Parent Revolving Facility contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of subsidiaries, mergers, consolidations, transactions with affiliates, change in nature of business and the sale of all or substantially all of the assets of the Company. The Parent is also required to maintain compliance with a maximum consolidated leverage ratio covenant and a minimum consolidated interest coverage ratio covenant, and the Company’s broker-dealer and FCM/FDM subsidiaries are required to maintain compliance with a minimum regulatory net capital covenant. The Company was in compliance with all covenants under the Parent Revolving Facility as of September 30, 2019.

TD Ameritrade Clearing, Inc. Senior Revolving Credit Facilities — TDAC has access to two senior unsecured committed revolving credit facilities with an aggregate principal amount of $1.45 billion, consisting of a $600 million (the “$600 Million Revolving Facility”) and an $850 million (the “$850 Million Revolving Facility”) senior revolving facility (together, the “TDAC Revolving Facilities”). TDAC entered into the $850 Million Revolving Facility on May 16, 2019, replacing its prior $850 million senior unsecured committed revolving credit facility, which matured on the same date. The maturity dates of the $600 Million Revolving Facility and the $850 Million Revolving Facility are April 21, 2022 and May 14, 2020, respectively.

The applicable interest rate under each of the TDAC Revolving Facilities is calculated as a per annum rate equal to, at the option of TDAC, (1) LIBOR plus an interest rate margin (“TDAC Eurodollar loans”) or (2) the federal funds effective rate plus an interest rate margin (“Federal Funds Rate loans”). The interest rate margin ranges from 0.75% to 1.25% for both TDAC Eurodollar loans and Federal Funds Rate loans, determined by reference to the Company’s public debt ratings. TDAC is obligated to pay commitment fees ranging from 0.07% to 0.175% and from 0.06% to 0.125% on any unused amounts of the $600 Million Revolving Facility and the $850 Million Revolving Facility, respectively, each determined by reference to the Company’s public debt ratings. There were no borrowings outstanding under the TDAC Revolving Facilities as of September 30, 2019 and 2018. As of September 30, 2019, the interest rate margin under the TDAC Revolving Facilities would have been 1.00% for both TDAC Eurodollar loans and Federal Funds Rate loans, determined by reference to the Company’s public debt ratings. As of September 30, 2019, the commitment fees under the $600 Million Revolving Facility and the $850 Million Revolving Facility were 0.10% and 0.08%, respectively, each determined by reference to the Company’s public debt ratings.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The TDAC Revolving Facilities contain negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of TDAC, change in nature of business, mergers, consolidations, and the sale of all or substantially all of the assets of TDAC. TDAC is also required to maintain minimum consolidated tangible net worth and is required to maintain compliance with minimum regulatory net capital requirements. TDAC was in compliance with all covenants under the TDAC Revolving Facilities as of September 30, 2019.

Intercompany Credit Agreements — The Parent has entered into credit agreements with each of its primary broker-dealer and FCM/FDM subsidiaries, under which the Parent may make loans of cash or securities under committed and/or uncommitted lines of credit. Key information about the committed and/or uncommitted lines of credit is summarized in the following table (dollars in millions):

Borrower Subsidiary	Committed Facility	Uncommitted Facility(1)	Termination Date
TD Ameritrade Clearing, Inc.	$1,200	$300	March 1, 2022
TD Ameritrade, Inc.	N/A	$300	March 1, 2022
TD Ameritrade Futures & Forex LLC	$45	N/A	August 11, 2021

(1)	The Parent is permitted, but under no obligation, to make loans under uncommitted facilities.

Loans under both the committed and uncommitted facilities bear interest at the same rate as borrowings under the TDAC Revolving Facilities and must be repaid with interest on or before the termination date.

There were no borrowings outstanding under any of the intercompany credit agreements as of September 30, 2019 and 2018.

12. Income Taxes

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017, reducing the U.S. federal corporate income tax rate from 35% to 21%. The U.S. federal statutory income tax rate for companies with a fiscal year end of September 30, 2018, was a blended rate of 24.5% for fiscal year 2018.

Provision for income taxes is comprised of the following for the fiscal years indicated (dollars in millions):

	2019	2018	2017
Current expense:
Federal	$579	$380	$484
State	116	58	49

	695	438	533

Deferred expense (benefit):
Federal	20	(32)	(11)
State	6	8	—

	26	(24)	(11)

Provision for income taxes	$721	$414	$522

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the U.S. federal statutory income tax rate to the effective tax rate applicable to pre-tax income follows for the fiscal years indicated:

	2019	2018	2017
Federal statutory income tax rate	21.0%	24.5%	35.0%
Statutory versus actual blended federal income tax rate	—	(1.3)	—
State taxes, net of federal tax effect	3.7	2.6	2.8
Federal incentives	—	0.4	(0.3)
Interest recorded on unrecognized tax benefits, net	0.2	0.2	0.2
Remeasurement of U.S. deferred income taxes	—	(3.8)	—
Reversal of accruals for unrecognized tax benefits	(0.3)	(0.4)	(0.4)
Share-based payment compensation	(0.1)	(0.3)	—
Disallowed executive compensation	0.2	—	—
Other	(0.1)	—	0.1

	24.6%	21.9%	37.4%

The Company’s effective income tax rate for fiscal year 2019 was 24.6%, compared to 21.9% and 37.4% for fiscal years 2018 and 2017, respectively. The provision for income taxes for the fiscal year 2019 included $16 million of favorable adjustments related to state income tax matters and a $4 million income tax benefit resulting from the vesting of equity-based compensation. These items had a favorable impact on the Company’s earnings for fiscal year 2019 of approximately $0.04 per share. The provision for income taxes for fiscal year 2018 included a net favorable adjustment of $71 million related to the remeasurement of the Company’s deferred income tax balances as it pertains to the Act, a $5 million income tax benefit resulting from the change in accounting for income taxes related to equity-based compensation under ASU 2016-09, $12 million of favorable resolutions of state income tax matters and a $30 million favorable benefit resulting from accelerating certain deductions, including acquisition-related exit costs, to leverage higher 2017 pre-enactment tax rates. The effective income tax rate was also impacted by a $9 million unfavorable remeasurement of uncertain tax positions related to certain federal incentives. These items had a net favorable impact on the Company’s earnings for fiscal year 2018 of approximately $0.19 per share. The provision for income taxes for fiscal year 2017 included $8 million of net favorable resolutions of state income tax matters and $4 million of favorable tax benefits for certain federal incentives. These items had a net favorable impact on the Company’s earnings for fiscal year 2017 of approximately $0.02 per share.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred tax assets (liabilities) are comprised of the following (dollars in millions):

	September 30,
	2019	2018
Deferred tax assets:
Accrued and other liabilities	$82	$78
Stock-based compensation	20	19
Allowance for doubtful accounts	10	14
Operating loss carryforwards	5	2
Intangible assets, state tax benefit	1	3
Unrecognized loss on cash flow hedging instruments	—	9
Other deferred tax assets	6	—

Gross deferred tax assets	124	125
Less: Valuation allowance	(4)	(2)

Net deferred tax assets	120	123

Deferred tax liabilities:
Acquired intangible assets	(261)	(236)
Property and equipment	(54)	(46)
Unrecognized gain on cash flow hedging instruments	(13)	—
Prepaid expenses	(11)	(13)
Capitalized contract acquisition costs	(7)	—
Unrealized gain on investments	(2)	(2)
Other deferred tax liabilities	—	(3)

Total deferred tax liabilities	(348)	(300)

Net deferred tax liabilities	$(228)	$(177)

At September 30, 2019, subsidiaries of the Company have approximately $79 million of separate state operating loss carryforwards. These carryforwards expire between fiscal years 2021 and 2038. Because the realization of the tax benefit from state loss carryforwards is dependent on certain subsidiaries generating sufficient state taxable income in future periods, as well as annual limitations on future utilization, the Company has provided a valuation allowance against the computed benefit in order to reflect the tax benefit expected to be realized.

A reconciliation of the activity related to unrecognized tax benefits follows for the fiscal years indicated (dollars in millions):

	2019	2018	2017
Beginning balance	$181	$152	$142
Additions based on tax positions related to the current year	34	35	28
Additions for tax positions of prior years	3	8	—
Reductions due to lapsed statute of limitations	(11)	(9)	(7)
Reductions due to settlements with taxing authorities	(10)	(3)	(1)
Reductions for tax positions of prior years	(4)	(2)	(10)

Ending balance	$193	$181	$152

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The balance of unrecognized tax benefits as of September 30, 2019 was $193 million ($160 million net of the federal benefit on state matters), all of which, if recognized, would favorably affect the effective income tax rate in any future periods. The balance of unrecognized tax benefits as of September 30, 2018 was $181 million ($151 million net of the federal benefit on state matters), all of which, if recognized, would favorably affect the effective income tax rate in any future periods. The Company’s income tax returns are subject to review and examination by federal, state and local taxing authorities. The Company’s federal claims for refund for tax years 2012 through 2014 and the federal returns for 2015 and 2016 are being examined by the Internal Revenue Service. The federal returns for 2015 through 2018 remain open to examination under the statute of limitations. The years open to examination by state and local government authorities vary by jurisdiction, but the statute of limitations is generally three to four years from the date the tax return is filed. It is reasonably possible that the gross unrecognized tax benefits as of September 30, 2019 could decrease by up to $73 million ($64 million net of the federal benefit on state matters) within the next 12 months as a result of settlements of certain examinations or expiration of the statute of limitations with respect to other tax filings.

The Company recognized $5 million, $4 million and $2 million of interest and penalties expense (net of the federal benefit) on the Consolidated Statements of Income for fiscal years 2019, 2018 and 2017, respectively, primarily due to accruals for unrecognized tax benefits. As of September 30, 2019 and 2018, accrued interest and penalties related to unrecognized tax benefits was $36 million and $30 million, respectively.

13. Capital Requirements

The Company’s broker-dealer subsidiaries are subject to the SEC Uniform Net Capital Rule (Rule 15c3-1 under the Exchange Act), administered by the SEC and FINRA, which requires the maintenance of minimum net capital, as defined. Net capital and the related net capital requirements may fluctuate on a daily basis. TDAC, the Company’s clearing broker-dealer subsidiary, and TD Ameritrade, Inc., an introducing broker-dealer subsidiary of the Company, compute net capital under the alternative method as permitted by SEC Rule 15c3-1. TDAC is required to maintain minimum net capital of the greater of $1.5 million, which is based on the type of business conducted by the broker-dealer, or 2% of aggregate debit balances arising from client transactions. TD Ameritrade, Inc.is required to maintain minimum net capital of the greater of $250,000 or 2% of aggregate debit balances arising from client transactions. In addition, under the alternative method, a broker-dealer may not repay any subordinated borrowings, pay cash dividends or make any unsecured advances or loans to its parent company or employees if such payment would result in net capital of less than (1) 5% of aggregate debit balances or (2) 120% of its minimum dollar requirement.

TD Ameritrade Futures & Forex LLC (“TDAFF”), the Company’s FCM and FDM subsidiary registered with the CFTC, is subject to CFTC Regulations 1.17 and 5.7 under the Commodity Exchange Act, administered by the CFTC and the NFA. As an FCM, TDAFF is required to maintain minimum adjusted net capital under CFTC Regulation 1.17 of the greater of (1) $1.0 million or (2) its futures risk-based capital requirement, equal to 8% of the total risk margin requirement for all futures positions carried by the FCM in client and nonclient accounts. As an FDM, TDAFF is also subject to the net capital requirements under CFTC Regulation 5.7, which requires TDAFF to maintain minimum adjusted net capital of the greater of (1) any amount required under CFTC Regulation 1.17 as described above or (2) $20.0 million plus 5% of all foreign exchange liabilities owed to forex clients in excess of $10.0 million. In addition, an FCM and FDM must provide notice to the CFTC if its adjusted net capital amounts to less than (1) 110% of its risk-based capital requirement under CFTC Regulation 1.17, (2) 150% of its $1.0 million minimum dollar requirement, or (3) 110% of $20.0 million plus 5% of all foreign exchange liabilities owed to forex clients in excess of $10.0 million.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net capital and net capital requirements for the Company’s broker-dealer subsidiaries are summarized in the following tables (dollars in millions):

TD Ameritrade Clearing, Inc.
Date	Net Capital	Required Net Capital (2% of Aggregate Debit Balances)	Net Capital in Excess of Required Net Capital	Ratio of Net Capital to Aggregate Debit Balances
September 30, 2019	$3,188	$493	$2,695	12.93%
September 30, 2018	$2,831	$525	$2,306	10.79%

TD Ameritrade, Inc.
Date	Net Capital	Required Net Capital (Minimum Dollar Requirement)	Net Capital in Excess of Required Net Capital
September 30, 2019	$289	$0.25	$289
September 30, 2018	$181	$0.25	$181

Adjusted net capital and adjusted net capital requirements for the Company’s FCM and FDM subsidiary are summarized in the following table (dollars in millions):

TD Ameritrade Futures & Forex LLC
Date	Adjusted Net Capital	Required Adjusted Net Capital ($20 Million Plus 5% of All Foreign Exchange Liabilities Owed to Forex Clients in Excess of $10 Million)	Adjusted Net Capital in Excess of Required Adjusted Net Capital
September 30, 2019	$140	$23	$117
September 30, 2018	$129	$23	$106

The Company’s non-depository trust company subsidiary, TDATC, is subject to capital requirements established by the State of Maine, which require TDATC to maintain minimum Tier 1 capital. TDATC’s Tier 1 capital was $43 million and $39 million as of September 30, 2019 and 2018, respectively, which exceeded the required Tier 1 capital by $22 million and $18 million, respectively.

14. Stock-based Compensation

The Company has two stock incentive plans under which Company stock-based awards may be granted: the TD Ameritrade Holding Corporation Long-Term Incentive Plan (the “LTIP”) and the 2006 Directors Incentive Plan (the “Directors Plan”). The LTIP authorizes the award of options to purchase common stock, common stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. Under the LTIP, 42,104,174 shares of the Company’s common stock are reserved for issuance to eligible employees, consultants and non-employee directors. The Directors Plan authorizes the award of options to purchase common stock, common stock appreciation rights, restricted stock units and restricted stock. Under the Directors Plan, 1,830,793 shares of the Company’s common stock are reserved for issuance to non-employee directors.

Stock options, except for replacement options granted in connection with business combinations, are granted by the Company with an exercise price not less than the fair market value of the Company’s common stock on the grant date. Stock options generally vest over a one- to four-year period and expire 10 years after the grant date. Restricted stock units (“RSUs”) are awards that entitle the holder to receive shares of Company common stock following a

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

vesting period. RSUs granted to employees generally vest after the completion of a three-year period or ratably over a three-year period. RSUs granted to non-employee directors generally vest over a one-year period. Performance-based restricted stock units (“PRSUs”) are a form of RSUs in which the number of shares ultimately received depends on how the Company’s total shareholder return compares to the total shareholder returns of companies in a selected performance peer group. PRSUs are subject to a three-year cliff vesting period. At the end of the performance period, the number of shares of common stock issued can range from 80% to 120% of target, depending on the Company’s ranking in the performance peer group. Shares of common stock are issued following the end of the performance period.

Stock-based compensation expense was $47 million, $60 million and $36 million for fiscal years 2019, 2018 and 2017, respectively. The related income tax benefits were $12 million, $17 million and $14 million for fiscal years 2019, 2018 and 2017, respectively.

The following is a summary of option activity in the Company’s stock incentive plans for the fiscal year ended September 30, 2019:

	Number of Options (in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in millions)
Outstanding at beginning of year	503	$27.97

Outstanding at end of year	503	$27.97	6.3	$9

Exercisable at end of year	377	$27.97	6.3	$7

The Company measures the fair value of stock options using a Black-Scholes-Merton valuation model as of the date of the grant. No options were granted during fiscal years 2019, 2018 and 2017. The total intrinsic value of options exercised during fiscal year 2017 was $26 million. No options were exercised during fiscal years 2019 and 2018. As of September 30, 2019, the total unrecognized compensation cost related to nonvested stock options awards was $0.2 million and was expected to be recognized over a weighted-average period of 0.3 years.

The Company measures the fair value of RSUs based upon the volume-weighted average market price of the underlying common stock as of the date of grant. The grant date fair value of PRSUs was determined based upon a Monte Carlo simulation model whereby the stock prices of the Company and the selected peer group companies were simulated using correlated Geometric Brownian motion paths in order to estimate the Company’s total expected shareholder return rank within the peer group index and the corresponding percent of PRSUs that are estimated to be earned per the PRSU award agreement. RSUs and PRSUs are amortized over their applicable vesting period using the straight-line method, reduced by expected forfeitures.

The following is a summary of RSU activity in the Company’s stock incentive plans for the fiscal year ended September 30, 2019:

	Number of Units (in thousands)	Weighted Average Grant Date Fair Value
Nonvested at beginning of year	2,129	$39.99
Granted	845	$48.43
Vested	(833)	$32.43
Forfeited	(157)	$47.08

Nonvested at end of year	1,984	$46.20

The weighted-average grant-date fair value of RSUs granted during fiscal years 2019, 2018 and 2017 was $48.43, $50.61 and $40.66, respectively. As of September 30, 2019, there was $34 million of estimated unrecognized compensation cost related to nonvested RSUs, which was expected to be recognized over a weighted average period of 1.8 years. The total fair value of RSUs that vested during fiscal years 2019, 2018 and 2017 was $43 million, $42 million and $70 million, respectively.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of PRSU activity in the Company’s stock incentive plans for the fiscal year ended September 30, 2019:

	Number of Units (in thousands)	Weighted Average Grant Date Fair Value
Nonvested at beginning of year	500	$44.19
Granted	317	$49.59

Nonvested at end of year	817	$46.29

The weighted-average grant-date fair value of the PRSUs granted during the fiscal years 2019, 2018 and 2017 was $49.59, $49.50 and $39.48, respectively. As of September 30, 2019, there was $8 million of estimated unrecognized compensation cost related to nonvested PRSUs, which was expected to be recognized over a weighted average period of 1.5 years.

The fair value of PRSUs granted was estimated using a Monte Carlo simulation model with the following inputs for the fiscal years indicated:

	2019	2018	2017
Risk-free interest rate	2.77%	1.84%	1.34%
Expected dividend yield	0%	0%	0%
Expected volatility	28%	28%	27%
Expected term (years)	2.8	2.8	2.9

The risk-free interest rate input was based on U.S. Treasury note yields with remaining terms comparable to the expected term input used in the valuation model. The expected dividend yield was selected to be zero as the vesting condition is based on total shareholder return, which includes changes in price, plus reinvestment of dividends paid. The expected volatility was based on historical daily price changes for a period of time that corresponds with the expected term input used in the valuation model. The expected term input was based on the contractual remaining period of time until the award vests in accordance with the PRSU award agreement.

Although the Company does not have a formal policy regarding issuance of shares for stock-based compensation, such shares are generally issued from treasury stock. The stockholders agreement entered into in connection with the acquisition of TD Waterhouse Group, Inc. requires the Company to repurchase its common stock from time to time to offset dilution resulting from stock option exercises and other stock awards subsequent to the acquisition. As of September 30, 2019, the Company was not obligated to repurchase additional shares pursuant to the stockholders agreement. The Company cannot estimate the amount and timing of repurchases that may be required as a result of future stock issuances.

15. Employee Benefit Plans

The Company has a 401(k) and profit-sharing plan under which annual profit-sharing contributions are determined at the discretion of the board of directors. The Company also makes matching contributions pursuant to the plan document. Profit-sharing and matching contributions expense was $60 million, $53 million and $38 million for fiscal years 2019, 2018 and 2017, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16. Commitments and Contingencies

Lease Commitments — The Company has various non-cancelable operating leases on facilities requiring annual payments as follows (dollars in millions):

Fiscal Year	Minimum Lease Payments	Sublease Income	Net Lease Commitments
2020	$72	$(2)	$70
2021	64	(1)	63
2022	55	—	55
2023	49	—	49
2024	45	—	45
Thereafter (to 2033)	191	—	191

Total	$476	$(3)	$473

A majority of the leases for the Company’s branch offices contain provisions for renewal at the Company’s option. Rental expense, net of sublease income, was approximately $76 million, $83 million and $54 million for fiscal years 2019, 2018 and 2017, respectively.

Legal and Regulatory Matters

Order Routing Matters — In 2014, five putative class action complaints were filed regarding TD Ameritrade, Inc.’s routing of client orders and one putative class action was filed regarding Scottrade, Inc.’s routing of client orders. Five of the six cases were dismissed and the United States Court of Appeals, 8th Circuit, affirmed the dismissals in those cases that were appealed. The one remaining case is Roderick Ford (replacing Gerald Klein) v. TD Ameritrade Holding Corporation, et al., Case No. 8:14CV396 (U.S. District Court, District of Nebraska). In the remaining case, plaintiff alleges that, when routing client orders to various market centers, defendants did not seek best execution, and instead routed clients’ orders to market venues that paid TD Ameritrade, Inc. the most money for order flow. Plaintiff alleges that defendants made misrepresentations and omissions regarding the Company’s order routing practices. The complaint asserts claims of violations of Section 10(b) and 20 of the Exchange Act and SEC Rule 10b-5. The complaint seeks damages, injunctive relief, and other relief. Plaintiff filed a motion for class certification, which defendants opposed. On July 12, 2018, the Magistrate Judge issued findings and a recommendation that plaintiff’s motion for class certification be denied. Plaintiff filed objections to the Magistrate Judge’s findings and recommendation, which defendants opposed. On September 14, 2018, the District Judge sustained plaintiff’s objections, rejected the Magistrate Judge’s recommendation and granted plaintiff’s motion for class certification. On September 28, 2018, defendants filed a petition requesting that the U.S. Court of Appeals, 8th Circuit, grant an immediate appeal of the District Court’s class certification decision. The U.S. Court of Appeals, 8th Circuit, granted defendants’ petition on December 18, 2018. Briefing on the appeal is complete. The Securities Industry and Financial Markets Association and the U.S. Chamber of Commerce have filed amicus curiae briefs in support of the Company’s appeal. The Company intends to vigorously defend against this lawsuit and is unable to predict the outcome or the timing of the ultimate resolution of the lawsuit, or the potential loss, if any, that may result.

Aequitas Securities Litigation — An amended putative class action complaint was filed in the U.S. District Court for the District of Oregon in Lawrence Ciuffitelli et al. v. Deloitte & Touche LLP, EisnerAmper LLP, Sidley Austin LLP, Tonkon Torp LLP, TD Ameritrade, Inc., and Integrity Bank & Trust, Case No. 3:16CV580, on May 19, 2016. A second amended putative class action complaint was filed on September 8, 2017, in which Duff & Phelps was added as a defendant. The putative class includes all persons who purchased securities of Aequitas Commercial Finance, LLC and its affiliates on or after June 9, 2010. Other groups of plaintiffs have filed non-class action lawsuits in Oregon Circuit Court, Multnomah County, against these and other defendants. FINRA arbitrations have also been filed against TD Ameritrade, Inc. The claims in these actions include allegations that the sales of Aequitas

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

securities were unlawful, the defendants participated and materially aided in such sales in violation of the Oregon securities laws, and material misstatements and omissions were made. While the factual allegations differ in various respects among the cases, plaintiffs’ allegations include assertions that: TD Ameritrade, Inc. customers purchased more than $140 million of Aequitas securities; TD Ameritrade, Inc. served as custodian for Aequitas securities; recommended and referred investors to financial advisors as part of its advisor referral program for the purpose of purchasing Aequitas securities; participated in marketing the securities; recommended the securities; provided assurances to investors about the safety of the securities; and developed a market for the securities. In the Ciuffitelli putative class action, plaintiffs allege that more than 1,500 investors were owed more than $600 million on the Aequitas securities they purchased. On August 1, 2018, the Magistrate Judge in that case issued findings and a recommendation that defendants’ motions to dismiss the pending complaint be denied with limited exceptions not applicable to the Company. TD Ameritrade, Inc. and other defendants filed objections to the Magistrate Judge’s findings and recommendation, which plaintiffs opposed. On September 24, 2018, the District Judge issued an opinion and order adopting the Magistrate Judge’s findings and recommendation. In May 2019, TD Ameritrade, Inc. settled all of the non-class action claims then pending for an immaterial amount paid by its insurers. Plaintiffs and defendants Tonkon Torp and Integrity Bank entered into agreements to settle the claims in the Ciuffitelli case on a class basis for an aggregate amount of $14.6 million subject to Court approval. Following a mediation, on July 9, 2019, plaintiffs and the remaining defendants in the Ciuffitelli case reached an agreement to settle the claims on a class basis for $220 million subject to Court approval. If the Court approves the settlement, TD Ameritrade, Inc. will contribute $20 million and its insurers $12 million of the aggregate settlement amount. On July 15, 2019, the Magistrate Judge issued findings and a recommendation that the District Judge preliminarily approve the class settlements. On August 7, 2019, the District Judge issued an order adopting the Magistrate Judge’s findings and recommendation on preliminary approval. A settlement hearing is scheduled for November 26, 2019. Except as described above, the Company is unable to predict the outcome or the timing of the ultimate resolution of this litigation, or the potential losses, if any, that may result.

Other Legal and Regulatory Matters — The Company is subject to a number of other lawsuits, arbitrations, claims and other legal proceedings in connection with its business. Some of these legal actions include claims for substantial or unspecified compensatory and/or punitive damages. In addition, in the normal course of business, the Company discusses matters with its regulators raised during regulatory examinations or otherwise subject to their inquiry. These matters could result in censures, fines, penalties or other sanctions. ASC 450, Loss Contingencies, governs the recognition and disclosure of loss contingencies, including potential losses from legal and regulatory matters. ASC 450 categorizes loss contingencies using three terms based on the likelihood of occurrence of events that result in a loss: “probable” means that “the future event or events are likely to occur;” “remote” means that “the chance of the future event or events occurring is slight;” and “reasonably possible” means that “the chance of the future event or events occurring is more than remote but less than likely.” Under ASC 450, the Company accrues for losses that are considered both probable and reasonably estimable. The Company may incur losses in addition to the amounts accrued where the losses are greater than estimated by management, or for matters for which an unfavorable outcome is considered reasonably possible, but not probable.

The Company estimates that the aggregate range of reasonably possible losses in excess of amounts accrued is from $0 to $80 million as of September 30, 2019. This estimated aggregate range of reasonably possible losses is based upon currently available information for those legal and regulatory matters in which the Company is involved, taking into account the Company’s best estimate of reasonably possible losses for those matters as to which an estimate can be made. For certain matters, the Company does not believe an estimate can currently be made, as some matters are in preliminary stages and some matters have no specific amounts claimed. The Company’s estimate involves significant judgment, given the varying stages of the proceedings and the inherent uncertainty of predicting outcomes. The estimated range will change from time to time as the underlying matters, stages of proceedings and available information change. Actual losses may vary significantly from the current estimated range.

The Company believes, based on its current knowledge and after consultation with counsel, that the ultimate disposition of these legal and regulatory matters, individually or in the aggregate, is not likely to have a material adverse effect on the financial condition or cash flows of the Company. However, in light of the uncertainties involved in such matters, the Company is unable to predict the outcome or the timing of the ultimate resolution of these matters, or the potential losses, fines, penalties or equitable relief, if any, that may result, and it is possible that the ultimate resolution of one or more of these matters may be material to the Company’s results of operations for a particular reporting period.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income Taxes

The Company’s federal and state income tax returns are subject to examination by taxing authorities. Because the application of tax laws and regulations to many types of transactions is subject to varying interpretations, amounts reported in the consolidated financial statements could be significantly changed at a later date upon final determinations by taxing authorities.

General Contingencies

In the ordinary course of business, there are various contingencies that are not reflected in the consolidated financial statements. These include the Company’s broker-dealer and FCM/FDM subsidiaries’ client activities involving the execution, settlement and financing of various client securities, options, futures and foreign exchange transactions. These activities may expose the Company to credit risk and losses in the event the clients are unable to fulfill their contractual obligations.

The Company extends margin credit and leverage to its clients. In margin transactions, the Company extends credit to the client, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the client’s account. In connection with these activities, the Company also routes client orders for execution and clears client transactions involving the sale of securities not yet purchased (“short sales”). Such margin-related transactions may expose the Company to credit risk in the event a client’s assets are not sufficient to fully cover losses that the client may incur. Leverage involves securing a large potential future obligation with a lesser amount of collateral. The risks associated with margin credit and leverage increase during periods of rapid market movements, or in cases where leverage or collateral is concentrated and market movements occur. In the event the client fails to satisfy its obligations, the Company has the authority to liquidate certain positions in the client’s account(s) at prevailing market prices in order to fulfill the client’s obligations. However, during periods of rapid market movements, clients who utilize margin credit or leverage and who have collateralized their obligations with securities may find that the securities have a rapidly depreciating value (or increasing value with respect to short positions) and may not be sufficient to cover their obligations in the event of liquidation. The Company seeks to mitigate the risks associated with its client margin and leverage activities by requiring clients to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels throughout each trading day and, pursuant to such guidelines, requires clients to deposit additional collateral, or to reduce positions, when necessary.

The Company contracts with unaffiliated FCM, FDM and broker-dealer entities to clear and execute futures, options on futures and foreign exchange transactions for its clients. This can result in concentrations of credit risk with one or more of these counterparties. This risk is partially mitigated by the counterparties’ obligation to comply with rules and regulations governing FCMs, FDMs and broker-dealers in the United States. These rules generally require maintenance of net capital and segregation of client funds and securities. In addition, the Company manages this risk by requiring credit approvals for counterparties and by utilizing account funding and sweep arrangement agreements that generally specify that all client cash in excess of futures funding requirements be transferred back to the clients’ securities brokerage accounts at the Company on a daily basis.

The Company loans securities temporarily to other broker-dealers in connection with its broker-dealer business. The Company receives cash as collateral for the securities loaned. Increases in securities prices may cause the market value of the securities loaned to exceed the amount of cash received as collateral. In the event the counterparty to these transactions does not return the loaned securities, the Company may be exposed to the risk of acquiring the securities at higher prevailing market prices in order to satisfy its client obligations. The Company mitigates this risk by requiring credit approvals for counterparties, by monitoring the market value of securities loaned on a daily basis and requiring additional cash as collateral when necessary, and by participating in a risk-sharing program offered through the Options Clearing Corporation (“OCC”).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company borrows securities temporarily from other broker-dealers in connection with its broker-dealer business. The Company deposits cash as collateral for the securities borrowed. Decreases in securities prices may cause the market value of the securities borrowed to fall below the amount of cash deposited as collateral. In the event the counterparty to these transactions does not return the cash deposited, the Company may be exposed to the risk of selling the securities at prevailing market prices. The Company mitigates this risk by requiring credit approvals for counterparties, by monitoring the collateral values on a daily basis and requiring collateral to be returned by the counterparties when necessary, and by participating in a risk-sharing program offered through the OCC.

The Company transacts in reverse repurchase agreements (securities purchased under agreements to resell) in connection with its broker-dealer business. The Company’s policy is to take possession or control of securities with a market value in excess of the principal amount loaned, plus accrued interest, in order to collateralize resale agreements. The Company monitors the market value of the underlying securities that collateralize the related receivable on resale agreements on a daily basis and may require additional collateral when deemed appropriate.

The Company utilizes securities sold under agreements to repurchase (repurchase agreements) to finance its short-term liquidity and capital needs. Under these agreements, the Company receives cash from the counterparties and provides U.S. Treasury securities as collateral, allowing the counterparties the right to sell or repledge the collateral. These agreements expose the Company to credit losses in the event the counterparties cannot meet their obligations. The Company mitigates this risk by requiring credit approvals for counterparties, by monitoring the market value of pledged securities owned on a daily basis and requiring the counterparties to return cash or excess collateral pledged when necessary.

The Company has accepted collateral in connection with client margin loans and securities borrowed. Under applicable agreements, the Company is generally permitted to repledge securities held as collateral and use them to enter into securities lending arrangements. The following table summarizes the fair values of client margin securities and stock borrowings that were available to the Company to utilize as collateral on various borrowings or for other purposes, and the amount of that collateral loaned or repledged by the Company (dollars in billions):

	September 30,
	2019	2018
Client margin securities	$28.6	$31.4
Stock borrowings	1.9	0.8

Total collateral available	$30.5	$32.2

Collateral loaned	$3.2	$2.9
Collateral repledged	4.6	6.3

Total collateral loaned or repledged	$7.8	$9.2

The Company is subject to cash deposit and collateral requirements with clearinghouses based on its clients’ trading activity. The following table summarizes cash deposited with and securities pledged to clearinghouses by the Company (dollars in millions):

		September 30,
Assets	Balance Sheet Classification	2019	2018
Cash	Receivable from brokers, dealers and clearing organizations	$545	$545
U.S. government debt securities	Securities owned, at fair value	168	50

Total		$713	$595

The Company manages its sweep program through off-balance sheet arrangements with The Toronto Dominion Bank (“TD”) and unaffiliated third-party depository financial institutions (together, the “Sweep Program Counterparties”). The sweep program is offered to eligible clients whereby the client’s uninvested cash is swept into FDIC-insured (up to specified limits) money market deposit accounts at the Sweep Program Counterparties. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company earns revenue on client cash at the Sweep Program Counterparties based on the return of floating-rate and fixed-rate notional investments. The Company designates amounts and maturity dates for the fixed-rate notional investments within the sweep program portfolios, subject to certain limitations. In the event the Company instructs the Sweep Program Counterparties to withdraw a fixed-rate notional investment prior to its maturity, the Company may be required to reimburse the Sweep Program Counterparties for any losses incurred as a result of the early withdrawal. In order to mitigate the risk of potential loss due to an early withdrawal of fixed-rate notional investments, the Company maintains a certain level of short-term floating-rate investments within the sweep program portfolios to meet client cash demands. See “Insured Deposit Account Agreement” in Note 23 for a description of the sweep arrangement between the Company and TD.

Guarantees

The Company is a member of and provides guarantees to securities clearinghouses and exchanges in connection with client trading activities. Under related agreements, the Company is generally required to guarantee the performance of other members. Under these agreements, if a member becomes unable to satisfy its obligations to the clearinghouse, other members would be required to meet shortfalls. The Company’s liability under these arrangements is not quantifiable and could exceed the cash and securities it has posted to the clearinghouse as collateral. However, the likelihood that the Company would be required to make payments under these agreements is considered remote. Accordingly, no contingent liability is carried on the Consolidated Balance Sheets for these guarantees.

The Company clears its clients’ futures and options on futures transactions on an omnibus account basis through unaffiliated FCMs. The Company also contracts with an external provider to facilitate foreign exchange trading for its clients. The Company has agreed to indemnify these unaffiliated FCMs and the external provider for any loss that they may incur from the client transactions introduced to them by the Company.

See “Insured Deposit Account Agreement” in Note 23 for a description of the guarantees included in that agreement.

17. Fair Value Disclosures

Fair Value Measurement — Definition and Hierarchy

ASC 820-10, Fair Value Measurement, defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date.

ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability, and are developed based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions other market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

•

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. This category includes active exchange-traded funds, money market mutual funds, mutual funds and equity securities.

•

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Such inputs include quoted prices in markets that are not active, quoted prices for similar assets and liabilities in active and inactive markets, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means. This category includes most debt securities, U.S. government agency mortgage-backed securities, which consist of Ginnie Mae Conventional Residential Mortgages and Ginnie Mae Home Equity Conversion Mortgages, and other interest-sensitive financial instruments.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	Level 3 — Unobservable inputs for the asset or liability, where there is little, if any, observable market activity or data for the asset or liability.

The following tables present the Company’s fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of September 30, 2019 and 2018 (dollars in millions):

	September 30, 2019
	Level 1	Level 2	Level 3	Fair Value
Assets:
Cash equivalents:
Money market mutual funds	$2,486	$—	$—	$2,486
Investments segregated and on deposit for regulatory purposes:
U.S. government debt securities	—	4,394	—	4,394
U.S. government agency mortgage-backed securities	—	1,318	—	1,318

Subtotal - Investments segregated and on deposit for regulatory purposes	—	5,712	—	5,712

Securities owned:
U.S. government debt securities	—	524	—	524
Other	2	6	—	8

Subtotal - Securities owned	2	530	—	532

Investments available-for-sale:
U.S. government debt securities	—	1,668	—	1,668
Other assets:
Pay-variable interest rate swaps(1)	—	71	—	71
U.S. government debt securities	—	1	—	1

Subtotal - Other assets	—	72	—	72

Total assets at fair value	$2,488	$7,982	$—	$10,470

Liabilities:
Accounts payable and other liabilities:
Pay-variable interest rate swaps(1)	$—	$3	$—	$3

(1)	See “Fair Value Hedging” in Note 11 for details.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	September 30, 2018
	Level 1	Level 2	Level 3	Fair Value
Assets:
Cash equivalents:
Money market mutual funds	$2,373	$—	$—	$2,373
Investments segregated and on deposit for regulatory purposes:
U.S. government debt securities	—	225	—	225
U.S. government agency mortgage-backed securities	—	1,302	—	1,302

Subtotal - Investments segregated and on deposit for regulatory purposes	—	1,527	—	1,527

Securities owned:
U.S. government debt securities	—	149	—	149
Other	1	6	—	7

Subtotal - Securities owned	1	155	—	156

Investments available-for-sale:
U.S. government debt securities	—	484	—	484
Other assets:
Pay-variable interest rate swaps(1)	—	2	—	2
U.S. government debt securities	—	1	—	1
Auction rate securities	—	—	1	1

Subtotal - Other assets	—	3	1	4

Total assets at fair value	$2,374	$2,169	$1	$4,544

Liabilities:
Accounts payable and other liabilities:
Pay-variable interest rate swaps(1)	$—	$96	$—	$96

(1)	See “Fair Value Hedging” in Note 11 for details.

There were no transfers between any levels of the fair value hierarchy during the periods covered by this exhibit.

Valuation Techniques

In general, and where applicable, the Company uses quoted prices in active markets for identical assets or liabilities to determine fair value. This pricing methodology applies to the Company’s Level 1 assets and liabilities. If quoted prices in active markets for identical assets and liabilities are not available to determine fair value, then the Company uses quoted prices for similar assets and liabilities or inputs other than the quoted prices that are observable, either directly or indirectly. This pricing methodology applies to the Company’s Level 2 assets and liabilities.

Level 2 Measurements:

Debt securities — Fair values for debt securities are based on prices obtained from an independent pricing vendor. The primary inputs to the valuation include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. The Company validates the vendor pricing by periodically comparing it to pricing from another independent pricing service. The Company has not adjusted prices obtained from the independent pricing vendor for any periods presented in the consolidated financial statements because no significant pricing differences have been observed.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

U.S. government agency mortgage-backed securities — Fair values for mortgage-backed securities are based on prices obtained from an independent pricing vendor. The primary inputs to the valuation include quoted prices for similar assets in active markets and in markets that are not active, a market-derived prepayment curve, weighted average yields on the underlying collateral and spreads to benchmark indices. The Company validates the vendor pricing by periodically comparing it to pricing from two other independent sources. The Company has not adjusted prices obtained from the independent pricing vendor for any periods presented in the consolidated financial statements because no significant pricing differences have been observed.

Interest rate swaps — These derivatives are valued by the Company using a valuation model provided by a third-party service that incorporates interest rate yield curves, which are observable for substantially the full term of the contract. The valuation model is widely accepted in the financial services industry and does not involve significant judgment because most of the inputs are observable in the marketplace. Credit risk is not an input to the valuation because in each case the Company or counterparty has possession of collateral, in the form of cash or U.S. Treasury securities, in amounts equal to or exceeding the fair value of the interest rate swaps. The Company validates the third-party service valuations by comparing them to valuation models provided by the swap counterparties.

Level 3 Measurements:

The Company has no material assets or liabilities classified as Level 3 of the fair value hierarchy.

Fair Value of Financial Instruments Not Recorded at Fair Value

Receivable from/payable to brokers, dealers and clearing organizations, receivable from/payable to clients, receivable from/payable to affiliates, other receivables, accounts payable and other liabilities and certain other borrowings are short-term in nature and accordingly are carried at amounts that approximate fair value. These financial instruments are recorded at or near their respective transaction prices and historically have been settled or converted to cash at approximately that value (categorized as Level 2 of the fair value hierarchy).

Cash and investments segregated and on deposit for regulatory purposes includes reverse repurchase agreements (securities purchased under agreements to resell). Reverse repurchase agreements are treated as collateralized financing transactions and are carried at amounts at which the securities will subsequently be resold, plus accrued interest. The Company’s reverse repurchase agreements generally have a maturity of seven days and are collateralized by securities in amounts exceeding the carrying value of the resale agreements. Accordingly, the carrying value of reverse repurchase agreements approximates fair value (categorized as Level 2 of the fair value hierarchy). Cash and investments segregated and on deposit for regulatory purposes also includes cash held in demand deposit accounts and on deposit with futures commission merchants, for which the carrying values approximate the fair value (categorized as Level 1 of the fair value hierarchy). See Note 4 for a summary of cash and investments segregated and on deposit for regulatory purposes.

Securities sold under agreements to repurchase (repurchase agreements) included within other borrowings — Under repurchase agreements the Company receives cash from the counterparties and provides U.S. Treasury securities as collateral. The obligations to repurchase securities sold are reflected as a liability on the Consolidated Balance Sheets. Repurchase agreements are treated as collateralized financing transactions and are carried at amounts at which the securities will subsequently be repurchased, plus accrued interest. The Company’s repurchase agreements are short-term in nature and accordingly the carrying value is a reasonable estimate of fair value (categorized as Level 2 of the fair value hierarchy).

Long-term debt — As of September 30, 2019, the Company’s Senior Notes had an aggregate estimated fair value, based on quoted market prices (categorized as Level 1 of the fair value hierarchy), of approximately $3.67 billion, compared to the aggregate carrying value of the Senior Notes on the Consolidated Balance Sheet of $3.59 billion. As of September 30, 2018, the Company’s Senior Notes had an aggregate estimated fair value, based on quoted market prices, of approximately $2.51 billion, compared to the aggregate carrying value of the Senior Notes on the Consolidated Balance Sheet of $2.44 billion.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18. Offsetting Assets and Liabilities

Substantially all of the Company’s securities sold under agreements to repurchase (repurchase agreements), reverse repurchase agreements, securities borrowing and securities lending activity and derivative financial instruments are transacted under master agreements that may allow for net settlement in the ordinary course of business, as well as offsetting of all contracts with a given counterparty in the event of default by one of the parties. However, for financial statement purposes, the Company does not net balances related to these financial instruments.

The following tables present information about the potential effect of rights of setoff associated with the Company’s recognized assets and liabilities as of September 30, 2019 and 2018 (dollars in millions):

	September 30, 2019
				Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Amounts of Recognized Assets and Liabilities	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts Presented in the Consolidated Balance Sheet	Financial Instruments(5)	Collateral Received or Pledged (Including Cash)(6)	Net Amount(7)
Assets:
Investments segregated and on deposit for regulatory purposes:
Reverse repurchase agreements	$500	$—	$500	$—	$(500)	$—
Receivable from brokers, dealers and clearing organizations:
Deposits paid for securities borrowed(1)	1,864	—	1,864	(38)	(1,795)	31
Other assets:
Pay-variable interest rate swaps	71	—	71	(71)	—	—

Total	$2,435	$—	$2,435	$(109)	$(2,295)	$31

Liabilities:
Payable to brokers, dealers and clearing organizations:
Deposits received for securities loaned(2)(3)	$3,189	$—	$3,189	$(38)	$(2,821)	$330
Accounts payable and other liabilities:
Pay-variable interest rate swaps	3	—	3	(3)	—	—

Total	$3,192	$—	$3,192	$(41)	$(2,821)	$330

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	September 30, 2018
				Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Amounts of Recognized Assets and Liabilities	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts Presented in the Consolidated Balance Sheet	Financial Instruments(5)	Collateral Received or Pledged (Including Cash)(6)	Net Amount(7)
Assets:
Investments segregated and on deposit for regulatory purposes:
Reverse repurchase agreements	$500	$—	$500	$—	$(500)	$—
Receivable from brokers, dealers and clearing organizations:
Deposits paid for securities borrowed(1)	803	—	803	(41)	(744)	18
Other assets:
Pay-variable interest rate swaps	2	—	2	(2)	—	—

Total	$1,305	$—	$1,305	$(43)	$(1,244)	$18

Liabilities:
Payable to brokers, dealers and clearing organizations:
Deposits received for securities loaned(2)(3)	$2,914	$—	$2,914	$(43)	$(2,544)	$327
Securities sold under agreements to repurchase(4)	96	—	96	(96)	—	—
Accounts payable and other liabilities:
Pay-variable interest rate swaps	96	—	96	(82)	—	14

Total	$3,106	$—	$3,106	$(221)	$(2,544)	$341

(1)

Included in the gross amounts of deposits paid for securities borrowed is $723 million and $462 million as of September 30, 2019 and 2018, respectively, transacted through a risk-sharing program with the OCC, which guarantees the return of cash to the Company. See “General Contingencies” in Note 16 for a discussion of the potential risks associated with securities borrowing transactions and how the Company mitigates those risks.

(2)

Included in the gross amounts of deposits received for securities loaned is $2.48 billion and $2.01 billion as of September 30, 2019 and 2018, respectively, transacted through a risk-sharing program with the OCC, which guarantees the return of securities to the Company. See “General Contingencies” in Note 16 for a discussion of the potential risks associated with securities lending transactions and how the Company mitigates those risks.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(3)

Substantially all of the Company’s securities lending transactions have a continuous contractual term and, upon notice by either party, may be terminated within two business days. The following table summarizes the Company’s gross liability for securities lending transactions by the class of securities loaned (dollars in millions):

	September 30,
	2019	2018
Deposits received for securities loaned:
Equity securities	$2,629	$2,583
Exchange-traded funds	285	223
Real estate investment trusts	181	19
Closed-end funds	86	74
Other	8	15

Total	$3,189	$2,914

(4)

The collateral pledged includes available-for-sale U.S. government debt securities at fair value. All of the Company’s repurchase agreements have a remaining contractual maturity of less than 90 days and, upon default by either party, may be terminated at the option of the non-defaulting party. See “General Contingencies” in Note 16 for a discussion of the potential risks associated with repurchase agreements and how the Company mitigates those risks.

(5)	Amounts represent recognized assets and liabilities that are subject to enforceable master agreements with rights of setoff.
(6)

Represents the fair value of collateral the Company had received or pledged under enforceable master agreements, limited for table presentation purposes to the net amount of the recognized assets due from or liabilities due to each counterparty. At September 30, 2019 and 2018, the Company had received total collateral with a fair value of $2.43 billion and $1.30 billion, respectively, and pledged total collateral with a fair value of $2.86 billion and $2.76 billion, respectively.

(7)	Represents the amount for which, in the case of net recognized assets, the Company had not received collateral, and in the case of net recognized liabilities, the Company had not pledged collateral.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19. Accumulated Other Comprehensive Income (Loss)

The following table presents the net change in fair value recorded for each component of other comprehensive income (loss) before and after income tax for the fiscal years indicated (dollars in millions):

	2019			2018			2017
	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
Investments available-for-sale:
Unrealized gain (loss)	$86	$(21)	$65	$(12)	$3	$(9)	$(9)	$4	$(5)
Reclassification adjustment for realized loss included in net income (1)	—	—	—	11	(4)	7	—	—	—

Net change in investments available-for-sale	86	(21)	65	(1)	(1)	(2)	(9)	4	(5)

Cash flow hedging instruments:
Reclassification adjustment for portion of realized loss amortized to net income (2)	4	(1)	3	5	(1)	4	4	(2)	2

Net change in cash flow hedging instruments	4	(1)	3	5	(1)	4	4	(2)	2

Other comprehensive income (loss)	$90	$(22)	$68	$4	$(2)	$2	$(5)	$2	$(3)

(1)	The before tax reclassification amount and related tax effect are included in loss on sale of investments and provision for income taxes, respectively, on the Consolidated Statements of Income.
(2)	The before tax reclassification amounts and the related tax effects are included in interest on borrowings and provision for income taxes, respectively, on the Consolidated Statements of Income.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents after-tax changes in each component of accumulated other comprehensive income (loss) for the fiscal years indicated (dollars in millions):

	2019	2018	2017
Investments available-for-sale:
Beginning balance	$(7)	$(5)	$—
Other comprehensive income (loss) before reclassification	65	(9)	(5)
Amount reclassified from accumulated other comprehensive income (loss)	—	7	—

Current period change	65	(2)	(5)

Ending balance	$58	$(7)	$(5)

Cash flow hedging instruments:
Beginning balance	$(20)	$(20)	$(22)
Amount reclassified from accumulated other comprehensive income (loss)	3	4	2
Adoption of Accounting Standards Update 2018-02	—	(4)	—

Current period change	3	—	2

Ending balance	$(17)	$(20)	$(20)

Total accumulated other comprehensive income (loss):
Beginning balance	$(27)	$(25)	$(22)
Current period change	68	(2)	(3)

Ending balance	$41	$(27)	$(25)

20. Segment and Geographic Area Information

The Company primarily operates in the securities brokerage industry and has no other reportable segments. Substantially all of the Company’s revenues from external clients for the fiscal years ended September 30, 2019, 2018 and 2017 were derived from its operations in the United States.

21. Accelerated Stock Repurchase Agreements

On March 26, 2019, the Company entered into an agreement with an investment bank counterparty to purchase $350 million of its common stock under an accelerated stock repurchase transaction (the “March 2019 ASR Agreement”). Pursuant to the terms of the March 2019 ASR Agreement, the Company received an initial delivery of 5.6 million shares of its common stock on March 28, 2019 and received an additional 1.3 million shares upon settlement of the transaction on August 7, 2019. The Company ultimately repurchased a total of approximately 6.9 million shares under the March 2019 ASR Agreement at a net weighted average price of $50.84 per share.

On November 27, 2018, the Company entered into an agreement with an investment bank counterparty to purchase $60 million of its common stock under an accelerated stock repurchase transaction (the “November 2018 ASR Agreement”). Pursuant to the terms of the November 2018 ASR Agreement, the Company received an initial delivery of 0.9 million shares of its common stock on November 30, 2018 and received an additional 0.3 million shares upon settlement of the transaction on March 5, 2019. The Company ultimately repurchased a total of approximately 1.2 million shares under the November 2018 ASR Agreement at a net weighted average price of $52.12 per share.

On September 12, 2018, the Company entered into an agreement with an investment bank counterparty to purchase $150 million of its common stock under an accelerated stock repurchase transaction (the “September 2018 ASR Agreement”). Pursuant to the terms of the September 2018 ASR Agreement, the Company received an initial delivery of 2.2 million shares of its common stock on September 13, 2018 and received an additional 0.6 million shares upon settlement of the transaction on October 16, 2018. The Company ultimately repurchased a total of approximately 2.8 million shares under the September 2018 ASR Agreement at a net weighted average price of $53.13 per share.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company treated the ASR agreements as forward contracts indexed to its own common stock. The forward contracts met all of the applicable criteria for equity classification, including the Company’s right to settle in shares. The Company reflected the shares received from the investment bank counterparties as treasury stock as of the dates the shares were delivered, which resulted in reductions of the outstanding shares used to calculate the weighted average common shares outstanding for both basic and diluted earnings per share during the respective periods.

22. Revenue Recognition

On October 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (ASC Topic 606), and related ASUs using a modified retrospective approach for all contracts that were not completed as of October 1, 2018. The cumulative effect of the changes made to the Company’s Consolidated Balance Sheet as of October 1, 2018 for the adoption of ASU 2014-09 were as follows (dollars in millions):

	Balance at September 30, 2018	Adjustments from Adoption of ASU 2014-09	Balance at October 1, 2018
Assets:
Other assets	$212	$37	$249
Liabilities:
Deferred income taxes	177	9	186
Stockholders’ equity:
Retained earnings	7,011	28	7,039

The modified retrospective transition method does not require the Company to recast the prior year financial statements; although, ASU 2014-09 requires the Company to provide additional disclosures for the amount by which each financial statement line item is affected by the adoption of the standard. The financial statement line items affected by the adoption of ASU 2014-09 are as follows (dollars in millions, except per share amounts):

	As of September 30, 2019
Consolidated Balance Sheet	As Reported	Balances Without Adoption of ASU 2014-09	Effect of Change Higher/(Lower)
Assets:
Other assets	$308	$281	$27
Liabilities:
Deferred income taxes	228	221	7
Stockholders’ equity:
Retained earnings	8,580	8,560	20

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Fiscal Year Ended September 30, 2019
Consolidated Statement of Income	As Reported	Balances Without Adoption of ASU 2014-09	Effect of Change Higher/(Lower)
Revenues:
Other revenues	$178	$129	$49
Operating expenses:
Employee compensation and benefits	1,322	1,312	10
Clearing and execution costs	209	188	21
Other	197	169	28
Provision for income taxes	721	723	(2)
Net income	2,208	2,216	(8)
Earnings per share — diluted	$3.96	$3.98	$(0.02)

The following table sets forth the disaggregation of the Company’s revenue by major source (dollars in millions):

	Fiscal Year			‘19 vs. ‘18 % Change	‘18 vs. ‘17 % Change
	2019	2018	2017
Revenues:
Transaction-based revenues:
Commissions	$1,343	$1,372	$952	(2)%	44%
Order routing revenue	492	458	320	7%	43%
Other	167	139	112	20%	24%

Total transaction-based revenues	2,002	1,969	1,384

Asset-based revenues:
Bank deposit account fees	1,717	1,541	1,107	11%	39%
Net interest revenue	1,533	1,272	690	21%	84%
Investment product fees	586	557	423	5%	32%

Total asset-based revenues	3,836	3,370	2,220
Other revenues	178	113	72	58%	57%

Net revenues	$6,016	$5,452	$3,676

The amount of revenue recognized by the Company is measured based on the consideration specified in contracts with its clients. The Company recognizes revenue when a performance obligation is satisfied over time as the services are performed or at a point in time depending on the nature of the services provided as further discussed below.

Transaction-Based Revenues

Transaction-based revenues primarily consists of trading commissions earned on trade execution, net of promotional allowances, and order routing revenue. The primary factors driving the Company’s transaction-based revenues are total trades and average commissions per trade. Commission rates are based on rates established by the Company, which vary by type of trade. The Company reduced certain commission rates effective October 3, 2019, see Note 26,

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Subsequent Event, for additional details. Transaction-based revenues are earned and recognized at a point in time, on a trade-date basis, as clients execute trades. These trades are generally settled and trading commissions are collected from the Company’s clients within one to two business days after the trade date. Order routing revenues are generated from arrangements with market centers to receive cash payments and/or rebates in exchange for routing orders to these firms for execution and are generally collected from the market centers on a monthly basis. Securities owned by clients, including those that collateralize margin or similar transactions, are not reflected in the accompanying consolidated financial statements.

Asset-Based Revenues

Asset-based revenues consists of bank deposit account fees, net interest revenue and investment product fees. The primary factors driving the Company’s asset-based revenues are average balances and average rates. Average balances consist primarily of average client bank deposit account balances, average client margin balances, average segregated cash balances, average client credit balances, average fee-based investment balances and average securities borrowing and lending balances. Average rates consist of the average interest rates and fees earned and paid on such balances.

Bank deposit account fees

Bank deposit account fees consists of revenues earned and recognized over time resulting from a sweep program that is offered to eligible clients of the Company whereby clients’ uninvested cash is swept off-balance sheet to FDIC-insured (up to specified limits) accounts with Sweep Program Counterparties participating in the program. These revenues are based on the return of floating-rate and fixed-rate notional investments, less the actual interest paid to clients and other applicable fees. Bank deposit account fees are collected from the Sweep Program Counterparties on a monthly basis. See “Insured Deposit Account Agreement” in Note 23 for a description of the sweep arrangement between the Company and TD.

Net interest revenue

Net interest revenue, which is generated from financial instruments covered by various other areas of GAAP, is not within the scope of ASC 606 and is included in the table above to reconcile to net revenues disclosed within the Consolidated Statements of Income. Net interest revenue primarily consists of income generated by interest charged to clients on margin balances, net interest revenue from securities borrowed and securities loaned transactions and interest earned on client cash, net of interest paid to clients on their credit balances.

Investment product fees

Investment product fee revenue consists of revenues earned and recorded over time on client assets invested in money market mutual funds, other mutual funds and certain investment programs. Investment product fees also includes fees earned on client assets managed by independent registered investment advisors (“RIAs”) utilizing the Company’s trading and investing platforms. Investment product fees are collected from clients and RIAs on a monthly or quarterly basis. Primary revenue sources within investment product fees are described below.

The following table presents the significant components of investment product fees (dollars in millions):

	Fiscal Year			‘19 vs. ‘18 % Change	‘18 vs. ‘17 % Change
	2019	2018	2017
Investment product fees:
Mutual fund service fees	$284	$254	$199	12%	28%
Investment program fees	271	270	209	0%	29%
Other	31	33	15	(6)%	120%

Total investment product fees	$586	$557	$423

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Mutual fund service fees includes shareholder services fees and SEC Rule 12b-1 service and distribution fees. Shareholder services fees are earned on the Company’s client assets invested in money market mutual funds and other mutual funds for record-keeping and administrative services provided to these funds. The Company earns SEC Rule 12b-1 service and distribution fees for marketing and distribution services provided to these funds. The fees earned are based on contractual rates applied to the average daily net asset value of eligible shares of a respective fund held by the Company’s clients. Shareholder services fees are earned over time and collected from the funds on a monthly or quarterly basis. SEC Rule 12b-1 fees are also earned over time and collected from the funds on a monthly or quarterly basis, as the variable consideration of a transaction price is no longer constrained and the value of consideration can be determined as discussed previously.

Investment program fees are earned through fees charged to clients enrolled in product offerings which are actively managed by TD Ameritrade Investment Management, LLC, a wholly-owned subsidiary of the Company. These fees are earned over time and are based on contractual rates applied to asset balances held by the Company’s clients in these product offerings. Certain program fees are based on quarter-end balances and are collected from clients in advance, at the beginning of each calendar quarter. Revenues collected on a quarterly basis, less refunds for clients ceasing participation in the program, are recognized during the quarter as performance obligations are satisfied. Other program fees are based on average daily asset balances and collected from clients on a monthly basis.

The Company also earns investment program fees through referral and asset-based program fees on its client assets managed by independent RIAs utilizing the Company’s platform. These fees are earned based on contractual rates applied to the client’s average daily asset balances under management. Referral fees are earned over time and collected from the independent RIAs on a monthly or quarterly basis, as the variable consideration of a transaction price is no longer constrained and the value of consideration can be determined as discussed previously. Asset-based program fees are also earned over time and collected from the independent RIAs on a monthly or quarterly basis.

Other Revenues

Other revenues primarily include proxy income, solicit and tender fees and other fees charged for ancillary services provided by the Company to its clients. In addition, other revenues include fair market value adjustments and gains/losses associated with investments held by the Company’s broker-dealer subsidiaries. Other revenues generated from investments is covered by various other areas of GAAP, is not within the scope of ASC 606 and is included in the table above to reconcile to net revenues disclosed within the Consolidated Statements of Income. Proxy fee income is earned and collected at a point in time when the Company distributes proxy statements to its clients on behalf of a registrant and the revenue is based on the volume of proxies distributed and the rate per unit charged to each registrant. Solicit and tender fees are earned and collected from clients at a point in time when the Company has satisfied its obligation to maintain its client accounts holding securities affected by corporate actions.

Contract Balances

The following table presents the opening and closing balances of the Company’s receivables from contracts with clients that are within the scope of ASC 606 on the Consolidated Balance Sheets (dollars in millions):

	Contract Balances
	Receivable from Clients	Receivable from Affiliates	Other Receivables	Total Receivables from Contracts with Clients
Opening balance, October 1, 2018	$16	$7	$115	$138
Closing balance, September 30, 2019	25	7	125	157

Increase	$9	$—	$10	$19

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The difference between the opening and closing balances of the Company’s receivables from contracts with clients primarily results from the timing difference between the Company’s performance and the client’s payment. No other significant contract assets or liabilities exist as of September 30, 2019 and October 1, 2018.

Unsatisfied Performance Obligations

The Company does not have any unsatisfied performance obligations subject to a practical expedient election under ASC 606.

23. Related Party Transactions

Transactions with TD and its Affiliates

As a result of the Company’s acquisition of TD Waterhouse Group, Inc. during fiscal year 2006, TD became an affiliate of the Company. TD owned approximately 43% of the Company’s common stock as of September 30, 2019. Pursuant to the stockholders agreement between TD and the Company, TD has the right to designate five of the twelve members of the Company’s board of directors. The Company transacts business and has extensive relationships with TD and certain of its affiliates. Transactions with TD and its affiliates are discussed and summarized below.

Insured Deposit Account Agreement

Under the IDA agreement, TD Bank USA and TD Bank, N.A. (together, the “TD Depository Institutions”) make available to clients of the Company FDIC-insured (up to specified limits) money market deposit accounts as either designated sweep vehicles or as non-sweep deposit accounts. The Company provides marketing, recordkeeping and support services for the TD Depository Institutions with respect to the money market deposit accounts. In exchange for providing these services, the TD Depository Institutions pay the Company an aggregate marketing fee based on the weighted average yield earned on the client IDA assets, less the actual interest paid to clients, a servicing fee to the TD Depository Institutions and the cost of FDIC insurance premiums.

The current IDA agreement became effective as of January 1, 2013 and had an initial term expiring July 1, 2018. It is automatically renewable for successive five-year terms, provided that it may be terminated by either the Company or the TD Depository Institutions by providing written notice of non-renewal at least two years prior to the initial expiration date or the expiration date of any subsequent renewal period. As of July 1, 2016, notice of non-renewal was not provided by either party; therefore, the IDA agreement was automatically renewed for an additional five-year term on July 1, 2018.

The fee earned on the IDA agreement is calculated based on two primary components: (1) the yield on fixed-rate notional investments, based on prevailing fixed rates for identical balances and maturities in the interest rate swap market (generally LIBOR-based) at the time such investments were added to the IDA portfolio (including any adjustments required to adjust the variable rate leg of such swaps to a one-month reset frequency and the overall swap payment frequency to monthly) and (2) the yield on floating-rate investments. As of September 30, 2019, the IDA portfolio was comprised of approximately 80% fixed-rate notional investments and 20% floating-rate investments.

The IDA agreement provides that the Company may designate amounts and maturity dates for the fixed-rate notional investments in the IDA portfolio, subject to certain limitations. For example, if the Company designates that $100 million of deposits be invested in 5-year fixed-rate investments, and on the day such investment is confirmed by the TD Depository Institutions the prevailing fixed yield for the applicable 5-year U.S. dollar LIBOR-based swaps is 1.45%, then the Company will earn a gross fixed yield of 1.45% on that portion of the portfolio (before any deductions for interest paid to clients, the servicing fee to the TD Depository Institutions and the cost of FDIC insurance premiums). In the event that (1) the federal funds effective rate is established at 0.75% or greater and (2) the rate on 5-year U.S. dollar interest rate swaps is equal to or greater than 1.50% for 20 consecutive business days, then the rate earned by the Company on new fixed-rate notional investments will be reduced by 20% of the excess of the 5-year U.S. dollar swap rate over 1.50%, up to a maximum of 0.10%.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

The yield on floating-rate investments is calculated daily based on the greater of the following rates published by the Federal Reserve: (1) the interest rate paid by Federal Reserve Banks on balances held in excess of required reserve balances and contractual clearing balances under Regulation D and (2) the daily effective federal funds rate.

The interest rates paid to clients are set by the TD Depository Institutions and are not linked to any index. The servicing fee to the TD Depository Institutions under the IDA agreement is equal to 25 basis points on the aggregate average daily balance in the IDA accounts, subject to adjustment as it relates to deposits of less than or equal to $20 billion kept in floating-rate investments or in fixed-rate notional investments with a maturity of up to 24 months (“short-term fixed-rate investments”). For such floating-rate and short-term fixed-rate investments, the servicing fee is equal to the difference of the interest rate earned on the investments less the FDIC premiums paid (in basis points), divided by two. The servicing fee has a floor of 3 basis points (subject to adjustment from time to time to reflect material changes to the TD Depository Institutions’ leverage costs) and a maximum of 25 basis points.

In the event the marketing fee computation results in a negative amount, the Company must pay the TD Depository Institutions the negative amount. This effectively results in the Company guaranteeing the TD Depository Institutions revenue equal to the servicing fee on the IDA agreement, plus the reimbursement of FDIC insurance premiums. The marketing fee computation under the IDA agreement is affected by many variables, including the type, duration, principal balance and yield of the fixed-rate and floating-rate investments, the prevailing interest rate environment, the amount of client deposits and the yield paid on client deposits. Because a negative marketing fee computation would arise only if there were extraordinary movements in many of these variables, the maximum potential amount of future payments the Company could be required to make under this arrangement cannot be reasonably estimated. Management believes the likelihood that the marketing fee calculation would result in a negative amount is remote. Accordingly, no contingent liability is carried on the Consolidated Balance Sheets for the IDA agreement. In the event the Company withdraws a notional investment prior to its maturity, the Company is required to reimburse the TD Depository Institutions an amount equal to the economic replacement value of the investment, as defined in the IDA agreement. See “General Contingencies” in Note 16 for a discussion of how the Company mitigates the risk of losses due to the early withdrawal of fixed-rate notional investments.

In addition, the Company has various other services agreements and transactions with TD and its affiliates. The following tables summarize revenues and expenses resulting from transactions with TD and its affiliates for the fiscal years indicated (dollars in millions):

Description	Statement of Income Classification	Revenues from TD and its Affiliates
		2019	2018	2017
Insured Deposit Account Agreement	Bank deposit account fees	$1,602	$1,426	$1,101
Order Routing Agreement(1)	Other revenues	23	4	3
Other	Various	20	26	22

Total revenues		$1,645	$1,456	$1,126

Description	Statement of Income Classification	Expenses to TD and its Affiliates
		2019	2018	2017
Order Routing Agreement(1)	Other expense	$18	$—	$—
Canadian Call Center Services Agreement(2)	Various	—	—	11
Other	Various	8	7	6

Total expenses		$26	$7	$17

(1)

Prior to fiscal year 2019, the Company accounted for revenues associated with the Order Routing Agreement between the Company and an affiliate of TD on a net basis through other revenues. Following the adoption of the new revenue recognition standard (ASU 2014-09) on October 1, 2018, the Company began accounting for Order Routing Agreement revenues on a gross basis. The Company adopted the new guidance using the modified retrospective approach, which requires the standard to be applied only to the most current period presented; therefore, the prior periods have not been adjusted to reflect the current period presentation. See “Recently Adopted Accounting Pronouncements” in Note 1 for additional details regarding the amended guidance.

(2)	The Company notified TD of its intent to not extend or renew the Canadian Call Center Services Agreement and services under this agreement ended by September 30, 2017.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the classification and amount of receivables from and payables to TD and its affiliates on the Consolidated Balance Sheets resulting from related party transactions (dollars in millions):

	September 30,
	2019	2018
Assets:
Receivable from affiliates	$112	$151
Liabilities:
Payable to brokers, dealers and clearing organizations	$44	$47
Payable to affiliates	5	7
Accounts payable and other liabilities	2	—

Payables to brokers, dealers and clearing organizations primarily relate to securities lending activity and are settled in accordance with customary contractual terms. Receivables from and payables to TD affiliates resulting from client cash sweep activity are generally settled in cash the next business day. Other receivables from and payables to affiliates of TD are generally settled in cash on a monthly basis.

As of September 30, 2018, payable to affiliates on the Consolidated Balance Sheet included $38 million of liabilities assumed in connection with the acquisition of Scottrade. These liabilities were settled during the first quarter of fiscal year 2019.

TD, along with other financial institutions, is participating as a lender under the Parent Revolving Facility and the TDAC Revolving Facilities. For additional information regarding the Company’s revolving facilities, see Note 11, Long-term Debt and Other Borrowings. As of September 30, 2019 and 2018, the total lending commitment received from TD under these credit facilities was $221 million and $257 million, respectively. During the fiscal year ended September 30, 2019, the Company paid approximately $1 million of debt issuance costs to an affiliate of TD in connection with the issuance of the 2021 Notes, 2024 Notes and 2029 Notes, which is being amortized into interest expense over the terms of the respective notes.

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24. Condensed Financial Information (Parent Company Only)

The following tables present the Parent company’s condensed balance sheets, statements of income and statements of cash flows. Because all other comprehensive income (loss) activity occurred on the Parent company for all periods presented, the Parent company’s condensed statements of comprehensive income are not presented.

PARENT COMPANY ONLY

CONDENSED BALANCE SHEETS

As of September 30, 2019 and 2018

	2019	2018
	(In millions)
ASSETS
Cash and cash equivalents	$206	$151
Receivable from subsidiaries	15	8
Investments available-for-sale, at fair value	1,668	484
Investments in subsidiaries	10,464	9,976
Other, net	126	162

Total assets	$12,479	$10,781

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and other liabilities	$185	$240
Payable to subsidiaries and affiliates	—	3
Securities sold under agreements to repurchase	—	96
Long-term debt	3,594	2,439

Total liabilities	3,779	2,778
Stockholders’ equity	8,700	8,003

Total liabilities and stockholders’ equity	$12,479	$10,781

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

PARENT COMPANY ONLY

CONDENSED STATEMENTS OF INCOME

For the Years Ended September 30, 2019, 2018 and 2017

	2019	2018	2017
	(In millions)
Net revenues	$69	$52	$31
Operating expenses	34	21	34

Operating income (loss)	35	31	(3)
Other expense, net	129	106	71

Loss before income taxes and equity in income of subsidiaries	(94)	(75)	(74)
Provision for (benefit from) income taxes	(20)	15	(22)

Loss before equity in income of subsidiaries	(74)	(90)	(52)
Equity in income of subsidiaries	2,282	1,563	924

Net income	$2,208	$1,473	$872

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

PARENT COMPANY ONLY

CONDENSED STATEMENTS OF CASH FLOWS

For the Years Ended September 30, 2019, 2018 and 2017

	2019	2018	2017
	(In millions)
Cash flows from operating activities:
Net income	$2,208	$1,473	$872
Adjustments to reconcile net income to net cash flows provided by operating activities:
Equity in income of subsidiaries	(2,282)	(1,563)	(924)
Deferred income taxes	(5)	13	(12)
Dividends from subsidiaries	1,928	1,030	1,230
Loss on sale of investments	—	11	—
Stock-based compensation	47	60	36
Other, net	7	9	9
Changes in operating assets and liabilities:
Receivable from subsidiaries	(7)	(2)	2
Other assets	88	(92)	—
Accounts payable and other liabilities	42	42	(67)
Payable to subsidiaries and affiliates	(3)	(24)	(4)

Net cash provided by operating activities	2,023	957	1,142

Cash flows from investing activities:
Investment in subsidiaries	(110)	(425)	(15)
Loans made under intercompany credit agreements	(300)	(175)	—
Collections on intercompany credit agreements	300	175	—
Cash paid in business acquisition	—	(4)	(1,698)
Proceeds from sale of investments available-for-sale, at fair value	299	643	—
Purchase of investments available-for-sale, at fair value	(1,394)	(392)	—

Net cash used in investing activities	(1,205)	(178)	(1,713)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,498	—	798
Payment of debt issuance costs	(12)	(3)	(8)
Principal payments on long-term debt	(500)	—	(385)
Reimbursement (payment) of prepayment premium on long-term debt	(3)	2	(54)
Net proceeds from (payments on) securities sold under agreements to repurchase	(96)	(1)	97
Proceeds from Parent Senior Revolving Facility	—	200	—
Principal payments on Parent Senior Revolving Facility	—	(200)	—
Payment of cash dividends	(667)	(477)	(379)
Proceeds from issuance of common stock	—	—	400
Purchase of treasury stock	(969)	(255)	—
Purchase of treasury stock for income tax withholding on stock-based compensation	(14)	(17)	(27)
Payment for future treasury stock under accelerated stock repurchase agreement	—	(31)	—
Other, net	—	—	35

Net cash provided by (used in) financing activities	(763)	(782)	477

Net increase (decrease) in cash and cash equivalents	55	(3)	(94)
Cash and cash equivalents at beginning of year	151	154	248

Cash and cash equivalents at end of year	$206	$151	$154

Supplemental cash flow information:
Interest paid	$120	$94	$50
Income taxes paid	$611	$309	$452
Noncash investing activities:
Issuance of common stock in acquisition	$—	$—	$1,261
Assets transferred to a subsidiary, net	$—	$—	$15

TD AMERITRADE HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

25. Quarterly Data (Unaudited)

(Dollars in millions, except per share amounts)

	For the Fiscal Year Ended September 30, 2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net revenues	$1,516	$1,451	$1,491	$1,558
Operating income	$796	$705	$720	$780
Net income	$604	$499	$555	$551
Basic earnings per share	$1.07	$0.89	$1.01	$1.01
Diluted earnings per share	$1.07	$0.89	$1.00	$1.00

	For the Fiscal Year Ended September 30, 2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net revenues	$1,257	$1,415	$1,382	$1,398
Operating income	$336	$396	$631	$635
Net income	$297	$271	$451	$454
Basic earnings per share	$0.52	$0.48	$0.79	$0.80
Diluted earnings per share	$0.52	$0.48	$0.79	$0.80

Quarterly amounts may not sum to fiscal year totals due to rounding.

26. Subsequent Event

Effective October 3, 2019, the Company reduced its online exchange-listed stock, exchange traded funds (ETF) (domestic and Canadian) and option trade commissions from $6.95 to $0 per trade (plus $0.65 per contract and no exercise or assignment fees on option trades). The Company expects these changes to reduce net revenues by approximately $880 million to $960 million per fiscal year.